                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Section240.14a-11(c) or
         Section240.14a-12

                                          MALLINCKRODT INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11.
     (1) Title of each class of securities to which transaction applies:
         -----------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
         -----------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
         -----------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:
         -----------------------------------------------------------------------
     (5) Total fee paid:
         -----------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1) Amount Previously Paid:
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
                                     [LOGO]

                                 Notice of 1999
                         Annual Meeting of Stockholders
                              and Proxy Statement

                               MALLINCKRODT INC.
                            675 McDonnell Boulevard
                           Hazelwood, Missouri 63042

                                     [LOGO]

Mallinckrodt Inc.
675 McDonnell Boulevard
Hazelwood, Missouri 63042

                                                              September 14, 1999

Dear Stockholder:

    Mallinckrodt Inc. will hold its 1999 Annual Meeting of Stockholders on October 20, 1999, at the Company's offices located at 675 McDonnell Blvd., Hazelwood, Missouri 63042. The Notice of Meeting, Proxy Statement and Proxy Card from the Board of Directors are enclosed. In addition to the formal items of business to be brought before the meeting, members of management will report on major developments since our last stockholders' meeting and answer stockholders' questions.

    Your vote is very important. Whether or not you expect to attend the Annual Meeting, we strongly encourage you to designate the proxies named on the enclosed card to vote your shares. This will ensure that your shares will be represented at the meeting. The Proxy Statement contains additional information about voting by proxy. Please read it carefully. We look forward to your participation in our Annual Meeting.

Sincerely,

/s/ C. Ray Holman

C. RAY HOLMAN
CHAIRMAN AND
CHIEF EXECUTIVE OFFICER

--------------------------------------------------------------------------------

                             YOUR VOTE IS IMPORTANT
            PLEASE VOTE BY USING THE INTERNET, THE TELEPHONE, OR BY
             SIGNING, DATING AND RETURNING THE ENCLOSED PROXY CARD

--------------------------------------------------------------------------------

                                     [LOGO]

Mallinckrodt Inc.
675 McDonnell Boulevard
Hazelwood, Missouri 63042

To our Stockholders:

    The 1999 Annual Meeting of Stockholders of Mallinckrodt Inc. will be held on October 20, 1999, at 10:00 a.m. local time, at the Company's offices located at 675 McDonnell Blvd., Hazelwood, Missouri 63042. The Annual Meeting is being held for the following purposes:

    - To elect three directors for terms expiring in 2002, as RECOMMENDED by the Board of Directors;

    - To ratify the appointment of independent auditors to examine and report on the financial statements of the Company for fiscal 2000, as RECOMMENDED by the Board of Directors;

    - To amend the Company's Equity Incentive Plan to increase the number of shares available for grant under such plan by 5,000,000 shares, as RECOMMENDED by the Board of Directors;

    - To approve the Company's Employee Stock Purchase Plan, as RECOMMENDED by the Board of Directors; and

    - To transact any other business that may properly come before the meeting or any adjournment thereof.

    Only Common and 4% Cumulative Preferred stockholders of record on the books of the Company at the close of business on August 31, 1999, are entitled to notice of and to vote at the Annual Meeting.

Dated: September 14, 1999

                                          By Order of the Board of Directors

                                          /s/ Roger A. Keller

                                          ROGER A. KELLER
                                          VICE PRESIDENT, SECRETARY AND
                                            GENERAL COUNSEL

                              PLEASE VOTE PROMPTLY

                                PROXY STATEMENT

    The Board of Directors of Mallinckrodt Inc. ("Mallinckrodt" or the "Company") solicits your proxy for use at the Company's 1999 Annual Meeting of Stockholders, to be held on October 20, 1999. The Company will begin mailing this Proxy Statement to stockholders on or about September 14, 1999.

                         INFORMATION ABOUT THE MEETING

    ELIGIBILITY TO VOTE; RECORD DATE. Only holders of record of the Company's Common Stock and 4% Cumulative Preferred Stock at the close of business on August 31, 1999, will be entitled to vote at the Annual Meeting, or any adjournment thereof. At that time, 70,388,787 shares of Common Stock and 98,330 shares of 4% Cumulative Preferred Stock, were outstanding. The enclosed Proxy Card shows the number of shares you are entitled to vote at the Annual Meeting. You are entitled to one vote for each share you held of record at the close of business on the record date.

    QUORUM. A majority of the shares of Common Stock and 4% Cumulative Preferred Stock outstanding at the close of business on the record date (a "quorum") must be present, in person or by proxy, to conduct business at the Annual Meeting. Broker non-votes and abstentions are counted as present in determining whether there is a quorum.

    VOTE REQUIRED. Under New York law, "votes cast" at a meeting of stockholders determine the outcome of each matter submitted for stockholder action. "Votes cast" means the votes actually cast "for" or "against" a proposal, whether in person or by proxy. Directors are elected by a plurality of votes cast. The affirmative vote of a majority of the votes cast will be required to ratify the appointment of auditors and to approve the amendment to the Equity Incentive Plan and the Employee Stock Purchase Plan. Abstentions and broker non-votes will not be considered "votes cast" based on current state law requirements.

    VOTING AND REVOCABILITY OF PROXIES. If you hold shares in your own name as the holder of record, you may authorize the individuals named on your Proxy Card to vote your shares by signing, dating and mailing the Proxy Card in the enclosed postage-paid envelope. Your shares will then be voted at the Annual Meeting in accordance with your instructions. If you give us a proxy without specific voting instructions, your shares will be voted as recommended by the Board of Directors. If your shares are held by a broker or other custodian, you will receive instructions from it that you must follow in order to have your shares voted.

    Alternatively, in lieu of returning signed Proxy Cards, stockholders of record can vote their shares over the Internet, or by calling a specially designated telephone number. These Internet and telephone voting procedures are designed to authenticate stockholders' identities, to allow stockholders to provide their voting instructions, and to confirm that their instructions have been recorded properly. Specific instructions for stockholders of record who wish to use the Internet or telephone voting procedures are set forth on the enclosed Proxy Card. A proxy may be revoked at any time prior to the voting at the meeting by submitting a later dated proxy (including a proxy via the Internet or by telephone) or by giving timely written notice of such revocation to the Secretary of the Company.

    Shares cannot be voted unless a signed Proxy Card is returned, shares are voted using the Internet or the telephone, or other specific arrangements are made to have shares represented at the meeting. If a stockholder of record wishes to give a proxy to someone other than the individuals named as proxies on the Proxy Card, he or she may cross out the names appearing on the enclosed Proxy Card, insert the name of some other person, sign, and give the Proxy Card to that person for use at the meeting.

    ADMISSION TO THE ANNUAL MEETING. The Company will limit attendance at the Annual Meeting to stockholders entitled to vote at the meeting or their authorized representatives. Admission to the meeting will be by ticket only. If you are a stockholder of record and you plan to attend the meeting, please mark the appropriate box on the Proxy Card or when voting on the Internet or indicate when prompted if voting by telephone, so we can mail a ticket to you. If you are a beneficial owner of Company shares held by a broker or other nominee, please request a ticket by writing to the Corporate Secretary, Mallinckrodt Inc., 675 McDonnell Boulevard, P.O. Box 5840, St. Louis, Missouri 63134, enclosing proof of stock ownership with your letter.

                                   PROPOSAL 1
                             ELECTION OF DIRECTORS

    As of July 1, 1998 (the beginning of the Company's 1999 fiscal year), the Board of Directors consisted of eleven members. Mack G. Nichols, a director and the Company's president and chief operating officer, retired effective October 31, 1998. Accordingly, the Board reduced its size to ten members at that time. Effective on the date of this meeting, Daniel R. Toll will retire as a director because of the Board's retirement policy. In addition, Gareth C. C. Chang has decided not to stand for re-election due to other business demands.

    Of the ten current directors, C. Ray Holman, the Company's chairman and chief executive officer, is the only director who is an employee of the Company. Raymond F. Bentele was president and chief executive officer of Mallinckrodt, Inc., then a subsidiary of the Company, and executive vice president of the Company, until his retirement as an officer in December 1992. None of the other directors have ever been officers or employees of the Company.

    As provided in the Company's Certificate of Incorporation and By-Laws, the Board is divided into three classes, with one class standing for election each year for three-year terms. The classes of the Board are kept as equal in size as practicable and each class must have a minimum of two directors. The class of 1999 has consisted of four directors: Raymond F. Bentele, Gareth C. C. Chang, Dr. Ronald G. Evens and Daniel R. Toll. Upon the recommendation of the Corporate Governance Committee, the Board has nominated Mr. Bentele and Dr. Evens for re-election by the stockholders for three-year terms. The Board has also nominated Peter B. Hamilton for election by the stockholders for a three-year term. Accordingly, the Board will reduce its size to nine members concurrent with the holding of the meeting.

    Unless you specify otherwise, your proxy will be voted for the election of the nominees named below to serve for the terms indicated or until their successors are duly elected and qualified. If any nominee becomes unavailable to serve, your shares will be voted for a new nominee chosen by the Board, unless the Board reduces the number of directors to be elected.

    Each of the nominees has agreed to be named in this Proxy Statement and to serve if elected. Biographical information, current as of July 1, 1999, concerning each of the nominees and the directors continuing in office follows. There are no family relationships among any of the nominees or any of the incumbents or any executive officer of the Company or any of its subsidiaries. Except for Mr. Hamilton, all nominees have previously been considered and elected by the stockholders.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF THE FOLLOWING NOMINEES (PROPOSAL 1 ON THE PROXY CARD).

         NOMINEES FOR ELECTION AS DIRECTORS FOR TERMS EXPIRING IN 2002

    (PHOTO)          RAYMOND F. BENTELE, 62, president and chief executive officer of
                     Mallinckrodt, Inc. from 1981 until his retirement in December 1992. He joined the Company as senior vice president when it acquired the corporation then named Mallinckrodt, Inc. in 1986, and was executive vice president of the Company from 1989 until retirement. He is a director of
                 Kellwood Company, Leggett & Platt, Incorporated, and IMC Global Inc.
                 Mallinckrodt director since 1990.

    (PHOTO)          RONALD G. EVENS, M.D., 59, director of the Mallinckrodt Institute of
                     Radiology at Washington University, St. Louis, MO, head of the
                 Department of Radiology and Mallinckrodt Professor of Radiology of the
                 University's Medical School, and Professor of Medical Economics at the Olin
                 School of Business. He is also a director of RightCHOICE Managed Care,
                 Inc., a for-profit subsidiary of Blue Cross and Blue Shield of Missouri.
                 Mallinckrodt director since 1990.

    (PHOTO)          PETER B. HAMILTON, 52, executive vice president and chief financial officer of Brunswick Corporation, a branded recreational products company located in Lake Forest, IL, since 1998. Mr. Hamilton also serves as chairman of Indoor Recreation of Brunswick. He was senior vice president and chief financial officer of Brunswick Corporation from 1995 to 1998. Mr.
                 Hamilton previously held various positions with Cummins Engine Company,
                 Inc., Columbus, IN where he served as vice president and general counsel from 1983 to 1987, vice president, law and treasury from 1987 to 1988, and vice president and chief financial officer from 1988 to 1995. He also serves as a director of The Kemper National Insurance Companies.

    The following information is provided concerning directors continuing in office.

    (PHOTO)          WILLIAM L. DAVIS, 55, chairman and chief executive officer of R. R.
                     Donnelley & Sons Company, Chicago, IL, since March 1997. Mr. Davis was a senior executive vice president of Emerson Electric Co., St. Louis, MO, from 1993 to 1997, and executive vice president from 1988 to 1993.
                 Mallinckrodt director since 1995. Term expires in 2001.

    (PHOTO)          C. RAY HOLMAN, 56, chairman of the board of the Company since October
                 1994; chief executive officer of the Company since December 1992; and
                 president of the Company from December 1992 to December 1995. Mr. Holman joined Mallinckrodt, Inc., as assistant controller in 1976, and held increasingly more responsible positions thereafter. He became president and chief executive officer of Mallinckrodt Medical, Inc., a wholly-owned subsidiary of the Company, in 1989, and a corporate vice president in 1990.
                 He is a director of Laclede Gas Company and BankAmerica Corporation.
                 Mallinckrodt director since 1992. Term expires in 2000.

    (PHOTO)          ROBERTA S. KARMEL, 62, professor of law and co-director, Center for the
                 Study of International Business Law, Brooklyn Law School since 1985; of counsel, Kelley Drye & Warren since January 1, 1995, where she was a partner from 1987 to 1994. She serves as a director of Kemper Insurance
                 Companies. Mrs. Karmel served as a Commissioner of the U.S. Securities and
                 Exchange Commission from 1977 until 1980 and as a director of the New York
                 Stock Exchange from 1983 until June 1989. Mallinckrodt director since 1980.
                 Term expires in 2001.

    (PHOTO)          CLAUDINE B. MALONE, 63, president of Financial & Management Consult-
                 ing, Inc., McLean, VA. She currently serves as chairman, Federal Reserve
                 Bank, Richmond, Virginia, and as a trustee of the Massachusetts Institute of Technology. Ms. Malone sits on the boards of Dell Computer Corporation;
                 Hannaford Bros. Co.; Houghton Mifflin Company; Lafarge Corporation; The
                 Limited Inc.; Lowe's Companies, Inc.; Science Applications International
                 Corporation; and Union Pacific Resources Group Inc. Mallinckrodt director since 1994. Term expires in 2000.

    (PHOTO)          BRIAN M. RUSHTON, Ph.D., 65, former president of the American Chemical
                 Society. Dr. Rushton served as senior vice president, Research and
                 Development, for Air Products and Chemicals, Inc., from 1992 to 1993. He joined Air Products in 1981 as vice president of Research and Development.
                 Dr. Rushton also serves as a member of the Technical Advisory Board of
                 Mobil Corporation. Mallinckrodt director since 1994. Term expires in 2001.

    (PHOTO)          ANTHONY VISCUSI, 66, president, chief executive officer and a director of Vasomedical, Inc., Westbury, NY, since June 1994. Mr. Viscusi was senior vice president, Worldwide Marketing for the AgVet division of Merck
                 & Co., Inc. from 1987 to 1993. Mallinckrodt director since 1995. Term expires in 2000.

                    INFORMATION ABOUT THE BOARD OF DIRECTORS

    In accordance with New York law, the Board of Directors is responsible for supervising the overall affairs of the Company. The Board held six regular meetings and two special meetings during the 1999 fiscal year. Overall attendance of directors at Board and committee meetings was in excess of 97%. All directors attended at least 75% of the meetings of the Board and all committees of the Board of which they were members.

COMMITTEES OF THE BOARD

    The Board of Directors has established five standing committees: Executive; Audit; Corporate Governance; Organization and Compensation; and Social Responsibility. The committees held a total of 19 meetings during fiscal 1999. The current members of these committees are as follows:

                                                                                              ORGANIZATION AND
      EXECUTIVE                AUDIT          CORPORATE GOVERNANCE   SOCIAL RESPONSIBILITY      COMPENSATION
---------------------  ---------------------  ---------------------  ---------------------  ---------------------
R. F. Bentele*         G. C. C. Chang         R. F. Bentele          R. F. Bentele          W. L. Davis
W. L. Davis            W. L. Davis*           R. G. Evens*           G. C. C. Chang         R. S. Karmel
R. G. Evens            R. S. Karmel           C. B. Malone           R. G. Evens            C. B. Malone*
C. R. Holman           B. M. Rushton          D. R. Toll             B. M. Rushton*         D. R. Toll
C. B. Malone                                  A. Viscusi                                    A. Viscusi
B. M. Rushton

------------------------

*chair

    EXECUTIVE COMMITTEE. The Executive Committee, between meetings of the Board and subject to limitations imposed by law or by the Board of Directors, may exercise the powers of the Board as necessary in the best interests of the Company. The Executive Committee did not meet during the last fiscal year.

    AUDIT COMMITTEE. The Audit Committee, which met five times during the last fiscal year, evaluates the performance of the Company's independent auditors and their fees for services; reviews the scope and results of the audit examination to be performed each year with the independent auditors, the Company's internal auditing staff, and management; reviews the non-auditing services performed by the independent auditors and considers the effects thereof on their independence; reviews the Company's internal accounting control systems with the independent auditors; and reviews compliance with the Company's Code of Ethics. The Audit Committee is composed exclusively of independent, non-employee directors. For purposes of determining a director's independence, the Board has adopted the definition proposed by the Blue Ribbon Committee on Improving the Effectiveness of Corporate Audit Committees.

    CORPORATE GOVERNANCE COMMITTEE. The Corporate Governance Committee met five times during the last fiscal year. Its functions include recommending to the Board persons to be nominated for election as directors of the Company. It also evaluates Board procedures and the performance of the Board, its members, and its committees and reviews developments in the governance of publicly held companies as they may affect the Company. This Committee will consider persons recommended by stockholders as potential future nominees for election to the Board if the names of such persons are submitted (in accordance with the By-Laws' time requirements hereinafter described under "Miscellaneous Information") in writing to the Secretary of the Company, together with a full description of the qualifications and business or professional experience of the proposed nominees and a statement from them of their willingness to serve.

    ORGANIZATION AND COMPENSATION COMMITTEE. The Organization and Compensation Committee met six times during the last fiscal year. The responsibilities of this Committee include oversight of the Company's stock option, incentive compensation, pension and other benefit plans; the review of perquisites and other benefits available to various levels of corporate personnel; and the review and approval and/or recommendation to the Board for approval of the amount and nature of compensation to be paid to corporate officers and other key employees. All of the members of this Committee are "outside directors" (as such term is used in Section 162(m) of the Internal Revenue Code of 1986, as amended), and "non-employee directors" (as such term is defined in Rule 16b-3 of the Securities Exchange Act of 1934, as amended.)

    SOCIAL RESPONSIBILITY COMMITTEE. The Social Responsibility Committee met three times during the last fiscal year. Its functions are to review the following: the Company's policies and procedures in business matters having particular social concern (including environmental protection, equal employment opportunities, occupational health and safety, regulatory compliance, and product quality and safety); the aspects of the Company's research and development activities relevant to the Committee's purpose; and political and social developments as they may affect the Company and its constituencies.

BOARD INTERMEDIARY

    When the positions of chairman and chief executive officer are combined, as they currently are, the Board selects from its non-employee directors a person to serve as Board intermediary. The responsibilities of the intermediary include presiding at all executive sessions of the Board from which the chief executive officer is excused or otherwise absent, interacting with the Board and the chief executive officer in setting agendas and assessing objectives, and coordinating the Board's formal chief executive officer performance appraisal.

    The intermediary is selected by the Board annually at the time of the regular stockholders' meeting. Unless the Board finds reason for exception, the intermediary serves at least one full year but no more than three consecutive one-year terms. The Board will periodically reevaluate the intermediary concept to ensure that it facilitates interaction between the Board and management.

    Mr. Bentele has served as Board intermediary since October 1998. The Board, acting on the recommendation of the Corporate Governance Committee, intends to reappoint Mr. Bentele to this position for an additional one-year term expiring in October 2000.

DIRECTORS' COMPENSATION
      COMPENSATION FOR DIRECTORS' SERVICES

    During the 1999 fiscal year, non-employee directors received a retainer of $30,000. Non-employee directors are paid $2,000 for each Board meeting attended ($750 for telephone Board meetings). They also receive $1,000 for each committee meeting attended ($500 for telephone committee meetings) and an annual retainer of $3,600 for chairing a committee (other than the Executive Committee). The Board intermediary, who also chairs the Executive Committee, is paid an additional retainer equal to the annual retainer paid to non-employee directors for service on the Board, as adjusted from time to time. Employee directors receive no fees or remuneration, as such, for service on the Board or on any committee of the Board.

    Non-employee directors may defer the receipt of all or part of their compensation under the Deferral Election Plan for Non-Employee Directors. Amounts deferred under the plan may be allocated to a cash account, which earns interest at a fluctuating rate determined by reference to the prime rate charged by Bankers Trust Company of New York, or to a stock account, which is credited with share equivalents of Mallinckrodt Common Stock, or they may divide their deferrals between the two accounts.

    Under the Directors' Stock Option Plan, each non-employee director continuing in office after an annual meeting of stockholders receives a non-qualified option to purchase 1,500 shares of Mallinckrodt Common Stock at 100% of fair market value on the date of grant. Each option has a term of ten years, unless the period is shortened under provisions taking effect upon death or retirement. Fifty percent of the shares covered by each grant become exercisable on the first anniversary of the grant, and the remaining fifty percent become exercisable on the second anniversary.

    Non-employee directors are also provided with accident coverage while on Company business and may participate in the Company's matching gifts program for gifts to eligible non-profit organizations up to $2,000 per year.

    At the Company's 1997 Annual Meeting, shareholders approved the Directors' Stock Award Plan. Under this plan, each non-employee director (other than Mr. Toll, who continues to participate in the pension plan discussed below) is eligible to receive an annual grant of Mallinckrodt Common Stock having a fair market value equal to $15,000. Awards will generally be made on the first business day following each annual stockholders' meeting. An award under the plan was made on October 22, 1998, at which time each participating director received 578 shares of Common Stock.

    Concurrent with stockholder approval of the Directors' Stock Award Plan, the Board discontinued the Company's nonqualified pension plan for all non-employee directors who continued in office after the 1997 Annual Meeting (except Mr. Toll, who continued to participate in the pension plan because of his proximity to retirement), and for all future non-employee directors of the Company. With respect to each continuing non-employee director for whom the pension plan was terminated, the Company established a book account reflecting the then present value of the retirement benefit of such director under the pension plan. These accounts will accrue interest at the prime rate until paid. When any such director leaves the Board, he or she will be paid either in a lump sum or (except as otherwise provided in the event of a director's death) in substantially equal payments over up to a fifteen year period at the director's election. In the event of a director's death before receiving full account value, the balance would be payable in a lump sum to the designated beneficiary or, if none, to the director's estate.

    In accordance with Board policy, non-employee directors retire from the Board at the annual meeting next following their reaching age 70, and directors who are officers of the Company retire at the first annual meeting following the earlier end of their service as an officer unless then nominated for re-election to the Board as a non-employee director.

COMPENSATION FOR NON-DIRECTOR SERVICES

    Dr. Evens has for many years, beginning before his joining the Company's Board in 1990, rendered consulting services to the Company's imaging division. During fiscal 1999, he was paid $39,591 for these services. In general, there has been a history of research grants and contributions to, and other support by Mallinckrodt and its businesses of, Washington University, with which Dr. Evens is associated in several capacities; in fiscal 1999, this totaled about $345,578.

                     OWNERSHIP OF THE COMPANY'S SECURITIES

SECURITIES OWNED BY DIRECTORS AND OFFICERS

    The following table shows the number of shares of Mallinckrodt Common Stock held beneficially as of the date indicated by each director and nominee for director, each of the named executive officers in the Summary Compensation Table, and all directors and executive officers as a group. The named individuals have sole voting and investment power over all stock reflected in the table.

                                            NUMBER OF
                                              COMMON
                                              SHARES
                                           BENEFICIALLY
                                              OWNED           PERCENT OF CLASS
                     NAME                   (1)(2)(3)           OUTSTANDING
          ---------------------------     --------------     ------------------
          Raymond F. Bentele                 46,542                  *
          Gareth C. C. Chang(4)               4,715                  *
          Ashok Chawla                       85,556                  *
          Michael J. Collins                 90,174                  *
          William L. Davis                    6,715                  *
          Ronald G. Evens(4)(5)              15,165                  *
          Peter B. Hamilton                   1,000                  *
          C. Ray Holman                     453,124                  *
          Roberta S. Karmel                  16,215                  *
          Roger A. Keller                    99,734                  *
          Claudine B. Malone                  7,765                  *
          Michael A. Rocca                   98,804                  *
          Brian M. Rushton                    7,061                  *
          Daniel R. Toll                     12,750                  *
          Anthony Viscusi                     6,715                  *
          All directors and executive
            officers as a group (22
            individuals)                  1,337,423                  1.87%

 * Less than 1.0% of the Common Stock outstanding.

------------------------

(1) The information in this table reflects holdings as of July 31, 1999, except for Mr. Hamilton, who purchased shares in mid-August in connection with his nomination for election to the Board of Directors.

(2) The Securities and Exchange Commission ("SEC") considers any person who has or shares voting and/or investment power with respect to a security, or who has the right to acquire a security within 60 days (such as through the exercise of an option), to be the beneficial owner of that security.

(3) The numbers in this column include options that may be exercised for Common Stock within 60 days of July 31, 1999, for the following individuals:
    Raymond F. Bentele, 6,750 shares; Gareth C. C. Chang, 2,250 shares; Ashok Chawla, 73,033 shares; Michael J. Collins, 73,033 shares; William L. Davis, 3,750 shares; Ronald G. Evens, 11,250 shares; C. Ray Holman, 317,783 shares; Roberta S. Karmel, 11,250 shares; Roger A. Keller, 81,867 shares; Claudine
    B. Malone, 5,250 shares; Michael A. Rocca, 77,333 shares; Brian M. Rushton, 5,250 shares; Daniel R. Toll, 11,250 shares; Anthony Viscusi, 3,750 shares; and all directors and executive officers as a group, 997,747 shares. The numbers in this column also include equivalent shares of Common Stock held by the Trustee of the Mallinckrodt Inc. 401(k) Investment Plan for the accounts of individuals as follows: Ashok Chawla, 403 shares; Michael J. Collins, 2,643 shares; C. Ray Holman, 732 shares; Roger A. Keller, 3,062 shares; Michael A. Rocca, 403 shares; and all directors and executive officers as a group, 31,401 shares.

(4) The table does not include share equivalents credited to Mr. Chang (901 share equivalents) or Dr. Evens (5,276 share equivalents) under the Deferral Election Plan for Non-Employee Directors, as to which no voting or investment power exists prior to share issuance.

(5) This number does not include 1,300 shares for which Dr. Evens disclaims beneficial ownership.

SHARE OWNERSHIP REQUIREMENTS

    BOARD. In 1995, the Board adopted director share ownership guidelines to underscore the importance of better aligning the interests of the directors with those of the Company's stockholders. Ownership targets are tied to the amount of the annual retainer paid to non-employee directors. Neither unexercised stock options granted under the Directors' Stock Option Plan nor share equivalents credited under the Deferral Election Plan for Non-Employee Directors, are included for purposes of satisfying a director's share ownership requirement. Each new director must, within three years after joining the Board, own shares of Mallinckrodt Common Stock with a market value at the time of acquisition of at least one times the annual retainer; and must within five years after joining the Board (and for so long as service on the Board continues), own shares of Mallinckrodt Common Stock with a value when acquired of at least four times the annual retainer or 1,000 shares, whichever is greater. Directors serving when the policy was adopted must meet similar ownership requirements within three years and five years, respectively, after adoption. In addition, any future nominee for election as a non-employee director must beneficially own Common Stock at the time share ownership is reported in the Proxy Statement in which such nomination is first submitted for stockholder approval.

    SENIOR MANAGEMENT. The Company has established stock ownership guidelines for senior management requiring them to own shares equal in value to targeted multiples of their base salary. The program is designed to help insure that management will share gains and risks with all other stockholders investing in the Company and more directly aligns the interests of the Company's managers with those of the stockholders. The guidelines for stock ownership range from one times base salary to five times base salary for the Chief Executive Officer. The target level of stock ownership increases with each increase in an executive's level of compensation.

OWNERSHIP OF VOTING STOCK BY OTHERS

    The following table sets forth certain information regarding the beneficial ownership as of July 31, 1999 by all persons known to the Company to be beneficial owners of more than 5% of the Company's Common Stock. To the Company's knowledge, no person beneficially owns more than 5% of its Preferred Stock.

                                                                            SHARES OF
                                                                          COMMON STOCK
                        NAME AND ADDRESS                               BENEFICIALLY OWNED       PERCENT OF CLASS
-----------------------------------------------------------------  ---------------------------  -----------------

BZW Barclays Global Investors N.A.(1)(2).........................             4,817,896                 6.84%
45 Fremont Street, 17th Floor
San Francisco, CA 94105

Capital Research and Management Company(1)(3)....................             7,879,800                11.18%
Washington Mutual Investors Fund, Inc.(1)(3)
333 South Hope Street
Los Angeles, CA 90071

------------------------

(1) Based solely on statements filed with the SEC pursuant to Sections 13(d) or 13(g) of the Securities Exchange Act of 1934. The Company has not independently verified these statements or more current holdings.

(2) A Schedule 13G, filed with the SEC on February 16, 1999, indicates the following: Barclays Global Investors N.A. beneficially owns and has sole dispositive power over 4,170,393 shares, of which it has sole voting power over 3,778,738 shares and shared voting power over 233 shares; Barclays Global Fund Advisors beneficially owns and has sole voting and dispositive powers over 277,235 shares; Barclays Bank PLC beneficially owns and has sole voting and dispositive powers over 110,300 shares; Barclays Funds Limited beneficially owns and has sole voting and dispositive powers over 15,900 shares; Barclays Global Investors Ltd. beneficially owns and has sole dispostive power over 229,215 shares, of which it has sole voting power over 217,415 shares; and Barclays Trust and Banking Company (Japan) Ltd. beneficially owns and has sole voting and dispositive powers over 14,853 shares.

(3) A Schedule 13G, jointly filed by Capital Research and Management Company ("CRMC") and Washington Mutual Investors Fund, Inc. ("WMIF") with the SEC on March 31, 1999, indicates the following: CRMC is deemed to be the beneficial owner of, and has sole dispositive power over, 7,879,800 shares (beneficial ownership is disclaimed pursuant to SEC Rule 13d-4); and WMIF is the beneficial owner of, and has sole voting power over, 3,585,000 shares.

                         CHANGE IN CONTROL ARRANGEMENTS

    The Company has entered into change in control severance agreements with the named executive officers to assure the Company of the continued services of those executives. In general, all provide that, in the event there is a change in control of the Company (as defined in the agreements), and the executive is either terminated by the Company without cause or terminates employment for good reason (as defined in the severance agreements) during the 3-year period immediately following a change in control (or such a termination of employment occurs at the request of a third party who ultimately effectuates a change in control), then the executive shall receive certain severance benefits including a pro rata target bonus for the year of termination, a lump-sum cash amount equal to 2 1/2 times the sum of (i) the executive's base salary plus (ii) the executive's target bonus for the year in which the change in control occurs, 2 1/2 years' credited service for the Company's Supplemental Executive Retirement Plan and continued participation in welfare insurance benefits for a 30 month period. In the event change in control related payments to any executive under a severance agreement or otherwise are subject to the 20% parachute payment excise tax under Section 4999 of the Internal Revenue Code, the Company will reimburse the executive in an amount sufficient to enable the executive to retain his change in control benefits as if the excise tax had not applied. Pursuant to the severance agreements, the executives agree to remain employed by the Company for a 90-day period following a change in control.

    Under the severance agreements, a "change in control" is defined generally to mean: (i) a person becomes the beneficial owner of 20% or more of the voting power of the Company; (ii) a change in a majority of the Board (or their approved successors); (iii) the consummation of a reorganization, merger, consolidation or sale of substantially all of the assets of the Company (unless the Company's stockholders receive 50% or more of the voting stock of the surviving or purchasing company, no person acquires more than 20% of such voting stock, and the Company's Board of Directors remains a majority of the continuing board of directors of the surviving or purchasing company); or (iv) a liquidation or dissolution of the Company.

    In 1988, the Company adopted the Management Compensation and Benefit Assurance Program (the "Program") to ensure that persons who were then or thereafter became officers and other key managers would receive the compensation and benefits that have been committed to or are reasonably expected by them under the terms of certain unfunded compensation and benefit plans, including severance as described above. Under the Program, which is periodically reviewed and updated by the Board, a trust has been established (subject to the rights of creditors of the Company) so that the Company's commitments, grants and awards to such personnel would be honored, including deferred compensation and supplemental retirement plans. The cost of this Program was $24,386 in fiscal 1999. Additional benefit plans of the Company which could be impacted by a change in control of the Company include: (i) the Supplemental Executive Retirement Plan (acceleration of vesting if a participant's employment is terminated within three years following a change in control); (ii) the Executive Incentive Compensation Plan (following a change in control, awards may not be adversely amended or adjusted; participants who are terminated without cause or terminated for good reason will receive a minimum payment of target award for year of change in control and participants who remain employed by the Company as of the end of year of change in control receive award equal to two times his or her target); (iii) the Management Incentive Compensation Plan (provides minimum payment of target award for year of change in control and pro rata target payment if employment is terminated without cause or for good reason during the 1-year period following a change in control); and (iv) the Company's pension plans (unvested benefits vest upon a change in control). The amount of funding under the trust and related letter-of-credit arrangements that would occur if the Board of Directors determined funding was appropriate would depend upon the Company's outstanding compensation commitments subject to the Program at the time and the extent the Board then determined to fund them.

                            SECTION 16(a) BENEFICIAL
                         OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Securities Exchange Act of 1934 requires directors and certain officers and beneficial owners of the Company's equity securities to file reports with the SEC about such ownership. The Company is required to conduct a review and to identify in its Proxy Statement each director or officer who failed to file any required report under Section 16 on a timely basis. Based upon that review, the Company believes that all required reports were filed on a timely basis for the 1999 fiscal year, except that (a) the Company inadvertently made a late filing on Form 4, reporting one transaction by Bruce K. Crockett, the vice president, human resources of the Company and (b) the Company inadvertently made a late filing on Form 5 reporting one transaction by Gareth
C. C. Chang, a director.

                                   PROPOSAL 2
              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

    Since 1913 the firm of Ernst & Young LLP, independent auditors (or its predecessor firm), has examined and reported on the consolidated financial statements of the Company. The Board of Directors, upon the recommendation of the Audit Committee, has appointed Ernst & Young LLP as independent auditors to examine and report on the financial statements of the Company for the year ending June 30, 2000, subject to stockholder approval.

    During the year ended June 30, 1999, Ernst & Young LLP provided the Company with audit services, including examinations of and reporting on the Company's consolidated financial statements, as well as those of several of its subsidiaries. Audit services also included accounting advisory services and review of filings with the SEC and the annual report to shareholders. Ernst & Young LLP's fees for such services during fiscal 1999, including travel and related expenses, totaled $2,232,600.

    Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting and will have the opportunity to make any statements they may desire. They will also be available to respond to appropriate questions of the stockholders.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" RATIFICATION OF THIS APPOINTMENT (PROPOSAL 2 ON THE PROXY CARD).

                                   PROPOSAL 3
            AMENDMENT TO THE 1997 EQUITY INCENTIVE PLAN TO INCREASE
             THE NUMBER OF SHARES RESERVED FOR ISSUANCE THEREUNDER

BACKGROUND

    The Equity Incentive Plan (the "Equity Plan") was adopted by the Board of Directors and approved by the stockholders in 1997, and a total of 2.8 million shares of Common Stock were initially reserved for issuance thereunder. As of June 30, 1999, approximately 2 million stock options had been issued and remained outstanding under the Equity Plan, leaving approximately 800,000 shares available for future grants (without giving effect to this proposed amendment).

    The Board of Directors has approved an amendment to the Equity Plan, subject to stockholder approval, to increase the number of shares of Common Stock reserved for issuance thereunder by 5 million shares. The Board believes this additional reservation of shares is necessary to enable it to continue providing appropriate equity-based incentives to the Company's employees.

    The Equity Plan is intended to promote the long-term financial interests of the Company, including its growth and performance, by encouraging eligible employees of the Company to acquire an ownership position in the Company, enhancing the ability of the Company to attract and retain employees of outstanding ability, and by providing such employees with an interest in the Company parallel to that of the Company's stockholders. For these reasons, the Board concluded that the Equity Plan should be amended to increase the number of shares reserved for issuance thereunder. If stockholder approval of the additional shares is not obtained, grants under the Equity Plan will be limited to the number of shares previously authorized.

    Under the terms of the Equity Plan, the purchase price for shares of Common Stock purchasable under a stock option may not be less than 100% of the fair market value of the underlying stock at the time of grant. THE COMPANY HAS NEVER RE-PRICED ANY STOCK OPTION GRANT.

    The Company currently intends to continue its practice of minimizing the dilutive effect of its equity-based incentive plans (including the Equity Plan) through its stock repurchase program. As of August 31, 1999, the closing price of the Company's Common Stock was $32.0625.

    The language of the proposed amendments is attached as EXHIBIT A. The principal features of the Equity Plan are described below, but the summary is qualified in its entirety by reference to the text of the Equity Plan, a copy of which has been filed with the Securities and Exchange Commission.

TYPES OF AWARDS

    The Equity Plan provides the Company with flexibility in the design of future equity-based compensation programs. The Equity Plan permits the grant of
(i) nonqualified stock options ("NQSOs"), (ii) incentive stock options ("ISOs"),
(iii) stock appreciation rights ("SARs"), (iv) performance shares, (v) restricted stock awards, (vi) deferred awards and (vii) other stock based awards (each an "Award" and collectively, the "Awards").

    Because the eligibility for Awards, and the amount of any Award, are determined by the Organization and Compensation Committee of the Board (the "Committee"), future benefits under the Plan are not currently determinable.

LIMIT ON AWARDS UNDER THE EQUITY PLAN

    Shares available for the grant of Awards will consist in whole or in part of authorized and unissued shares or treasury stock. If any shares subject to a stock option cease to be subject to option because the option shall have terminated, expired or lapsed without having been fully exercised, or if any other Awards are forfeited, the remaining shares subject to such option or other Award will again be available for stock options or other Awards. Subject to adjustment as provided below, no person may be granted options or SARs relating to more than 200,000 shares in any one calendar year.

    In the event of any change in the outstanding shares of Common Stock by reason of any stock dividend or split, recapitalization, merger, consolidation, spinoff, combination or exchange of shares or other similar corporate change, or any distribution to stockholders other than regular cash dividends, the Committee may make such substitution or adjustment, if any, as it deems to be equitable, as to the number or kind of shares or other securities reserved for issuance pursuant to the Equity Plan or subject to outstanding Awards, and to any other terms of such Awards.

ELIGIBILITY

    Employees of the Company and its subsidiaries who meet such standards as the Committee may from time to time determine are eligible to be granted Awards. As of June 30, 1999, approximately 2,800 employees were eligible to participate in the Plan.

ADMINISTRATION

    The Equity Plan is administered by the Committee. The Committee has the authority to select the employees to whom Awards are to be granted, to determine the number of shares to be covered by each Award and the type thereof, to determine the terms and conditions (not inconsistent with the provisions of the Equity Plan) of any Awards so granted thereunder, to determine whether an Award will be settled in cash, to certify the attainment of performance goals, if applicable, as required by Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), to interpret the Equity Plan, to establish, amend, and rescind any rules and regulations relating to the Equity Plan, to determine the terms and provisions of any agreements entered into thereunder, and to make all other determinations necessary or advisable for the administration of the Equity Plan. All decisions made by the Committee are final, conclusive, and binding on all parties. To the extent permitted by law, the Committee may appoint officers of the Company as its agents with respect to its administrative duties and obligations, including granting Awards under the Plan (up to a maximum of 3,000 shares of Common Stock or share units per grant and an aggregate of 25,000 shares of Common Stock or share units per fiscal year).

STOCK OPTIONS

    The purchase price per share of Common Stock purchasable under a stock option is determined by the Committee, but may not be less than 100% of the fair market value of the stock on the date of grant of such option. The term of each option is fixed by the Committee, but no ISO will be exercisable after the expiration of ten years from the date of grant. Unless otherwise determined by the Committee, options vest and become exercisable at a rate of 33 1/3% of the shares subject to the option on each of the first three anniversaries of the grant date. Payment of the option purchase price may be made in cash or by certified or bank check, by tender of shares owned by the participant, or, at the discretion of the Committee, through cashless exercise procedures or by a combination of any such procedures. Except as otherwise authorized by the Committee in the case of transfers to immediate family members (and/or trusts or partnerships established exclusively for such immediate family members), no option granted under the Equity Plan is transferable by the participant, other than by will or by the laws of descent and distribution, and during the lifetime of the participant, such option is exercisable only by such participant. Stock options may be granted either alone or in addition to other Awards under the Equity Plan.

    Except as otherwise determined by the Committee, any stock options held by a participant upon termination of employment will remain exercisable as follows:
(a) in the case of the termination of employment after attaining age 55 with 5 years of service with the Company and/or any of its subsidiaries ("Retirement") or permanent disability of the participant, options will continue to vest and become exercisable (and will vest and become exercisable immediately, in the event of the participant's death following such termination of employment) and, to the extent exercisable, will be exercisable for five years following such termination of employment (but in no event beyond the term of the option); (b) in the case of the death of the participant, options, to the extent exercisable as of the date of death, shall be exercisable for one year after the date of death (but in no event beyond the term of the option); and (c) in the case of termination of employment for any other reason, options, to the extent exercisable as of the date of termination, will be exercisable for a period of ninety days following such termination (but in no event beyond the term of the option).

STOCK APPRECIATION RIGHTS

    Stock appreciation rights may be granted unrelated to an option ("Freestanding SARs") or in tandem with options granted under the Equity Plan ("Tandem SARs"). A Tandem SAR may be granted at any time a related option is granted or at any time during the term of such option; provided that in the case of Tandem SARs related to an ISO, such SAR shall be granted at the time such option is granted. A Freestanding SAR shall be exercisable at such time and in such manner as the Committee determines, provided that upon termination of employment, a Freestanding SAR shall be exercisable to the same extent as options would be exercisable, as described above. A Tandem SAR shall be exercisable to the same extent as its related option. Upon exercise of a SAR, the holder is entitled to receive the excess of the fair market value of the shares for which the SAR is exercised over, in the case of a Tandem SAR, the option price of the related option or, in the case of a Freestanding SAR, the fair market value of Common Stock on the date of grant. At the time of grant of a SAR, the Committee may limit the manner and the amount payable with respect to such SAR. Payments of SARs will be made in shares of Common Stock or, in the sole discretion of the Committee, in cash or in a combination thereof.

PERFORMANCE SHARES

    Performance shares may be granted in such form as the Committee may approve. Performance shares may be granted in the form of actual shares of Common Stock or share units having a value equal to the identical number of shares of Common Stock. In the sole discretion of the Committee, performance shares granted in the form of share units may be paid in cash, stock or a combination of both. A participant must be employed at the end of the performance period to be entitled to a payment, unless otherwise determined by the Committee.

    The performance conditions and length of the performance period shall be determined by the Committee; provided, however, that the performance period will not be less than twelve months, except upon a "change in control" (as defined in the Equity Plan) of the Company.

RESTRICTED STOCK AWARDS

    Shares of restricted stock may be granted either alone or in addition to other Awards under the Equity Plan. During a period set by the Committee commencing upon the date of grant (the "restriction period"), the recipient of restricted stock will not be permitted to sell, transfer, pledge, or assign shares of restricted stock awarded under the Equity Plan. Unless otherwise determined by the Committee, the restriction period will remain in effect during the twelve-month period ending on the day before the first anniversary date of the grant of restricted stock, except upon a change in control of the Company. Except as provided by the restrictions, participants who receive restricted stock will have, with respect to the shares of restricted stock, all of the rights of a stockholder of the Company, including the right to vote the shares, and the right to receive any cash dividends. The Committee may permit or require the payment of cash dividends to be deferred and, if the Committee so determines, reinvested in additional restricted stock or otherwise reinvested. Subject to the next sentence, upon termination of employment for any reason during the restriction period, all shares still subject to restriction will be forfeited by the recipient and reacquired by the Company. In the event of a recipient's Retirement, permanent disability or death, or in special circumstances, the Committee may, upon finding that a waiver would be in the best interest of the Company, waive in whole or in part any remaining restrictions with respect to such recipient's shares of restricted stock.

    Restricted stock may also be granted in the form of restricted stock units having a value equal to an identical number of shares of Common Stock. In the sole discretion of the Committee, restricted stock granted in the form of restricted stock units may be paid in cash, Common Stock or a combination thereof.

DEFERRED AWARDS

    The Committee may award the right to receive Common Stock that is not to be distributed to the recipient until after a specified deferral period ("deferred stock") and the recipient may elect further deferral, subject to Committee approval. Such deferred stock Awards may be issued either alone or in addition to other Awards under the Equity Plan. In the sole discretion of the Committee, deferred stock Awards may be paid in cash, stock or a combination thereof.

OTHER STOCK-BASED AWARDS

    The Committee may grant, either alone or in addition to other Awards under the Equity Plan, other awards that are valued in whole or in part by reference to, or are otherwise based on Common Stock, including without limitation, dividend equivalents and convertible debentures. These Awards will be subject to such forfeiture provisions as are set forth in the Award agreement, as determined by the Committee.

AMENDMENT

    The Board may amend, suspend or terminate the Equity Plan or any portion thereof, at any time; provided, however, that no amendment will be made (i) which would adversely affect the rights of a participant under an Award theretofore granted without the participant's written consent, or (ii) without the approval of the stockholders, if such approval is required under applicable stock exchange rules or in order for the Plan to continue to comply with Section 162(m) of the Code.

CHANGE IN CONTROL

    Upon a change in control of the Company (i) all options shall vest and become exercisable in full, (ii) all Tandem and Freestanding SARs shall vest and become exercisable in full, (iii) the restrictions applicable to all shares of restricted stock shall lapse, (iv) all restricted stock granted in the form of share units shall be paid in shares of Common Stock, (v) all performance shares shall be deemed to be earned in full and shall be paid in shares of stock, and all performance shares granted in the form of share units shall be deemed to be earned in full and shall be paid in shares of Common Stock, and (vi) all deferred Awards shall be paid in shares of stock.

FORFEITURE OF AWARDS

    The Committee may, in its sole discretion, in the event of a serious breach of conduct by an employee or former employee (including, without limitation, any conduct prejudicial to or in conflict with the Company or its subsidiaries), or any activity of any employee or former employee in competition with the business of the Company or any subsidiary, (i) cancel any outstanding Award granted to such employee or former employee, in whole or in part, whether or not vested or deferred, and/or (ii) if such conduct or activity occurs within one year following the exercise or payment of an Award, require such employee or former employee to repay to the Company any gain realized or payment received upon the exercise or payment of such Award (with such gain or payment valued as of the date of exercise or payment). Such cancellation or repayment obligation will be effective as of the date specified by the Committee. Any repayment obligation may be satisfied in shares, cash or a combination thereof, and the Committee may provide for an offset to any future payments owed by the Company or any subsidiary to the employee or former employee if necessary to satisfy the repayment obligation. The determination of whether an employee or former employee has engaged in a serious breach of conduct or any activity in competition with the business of the Company or any subsidiary will be determined by the Committee, in good faith and in its sole discretion. This forfeiture provision will have no application following a change in control of the Company.

FEDERAL INCOME TAX ASPECTS OF STOCK OPTIONS
  UNDER THE U.S. INTERNAL REVENUE CODE

    The following is a general summary of the U.S. Federal income tax consequences of the grant and exercise of stock options to the optionee and the Company. This summary is not intended to provide tax advice to optionees.

    INCENTIVE STOCK OPTIONS. In general, there is no income tax upon grant or exercise of an ISO. If shares of Common Stock are issued to an optionee pursuant to an ISO granted as described above, and if no disqualifying disposition of such shares is made by such optionee within one year after the transfer of such shares to such optionee, or within two years after the date of grant, (a) upon sale of such shares, any amount realized in excess of the option price will be taxed to the optionee as a long-term capital gain and any loss sustained will be a long-term capital loss, and (b) no deduction will be allowed to the Company for Federal income tax purposes. However, if a disqualifying disposition takes place, then, generally, the optionee will realize ordinary income in the year of such disposition in an amount equal to the excess, if any, of the fair market value of the shares at the time of exercise (or, if less, the amount realized on the disposition of the option shares) over the exercise price thereof, and the Company will be entitled to deduct an amount equal to such income. The optionee will also recognize capital gain, which may be long-term or short-term depending on the optionee's holding period, on any gain upon a disqualifying disposition in excess of the fair market value of the shares at the time of exercise. Upon exercise of an ISO, the optionee may be subject to alternative minimum tax.

    NONQUALIFIED STOCK OPTIONS. With respect to NQSOs granted to optionees under the Equity Plan, (a) no income will be realized by the optionee at the time the option is granted, (b) upon exercise, ordinary income is realized by the optionee in an amount equal to the excess of the fair market value of the shares on the date of exercise over the option price, and the Company will generally receive a tax deduction for the same amount, and (c) on subsequent disposition of the shares received upon exercise, appreciation or depreciation after the date of exercise is treated as either short-term or long-term capital gain or loss, as the case may be.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE AMENDMENT OF THE 1997 EQUITY INCENTIVE PLAN TO INCREASE THE NUMBER OF SHARES RESERVED FOR ISSUANCE (PROPOSAL 3 ON THE PROXY CARD).

                                   PROPOSAL 4
                             THE MALLINCKRODT INC.
                          EMPLOYEE STOCK PURCHASE PLAN

BACKGROUND

    The Board of Directors believes it is in the best interests of the Company to encourage stock ownership by employees of the Company. Accordingly, on June 16, 1999, the Board of Directors adopted, subject to stockholder approval, the Mallinckrodt Inc. Employee Stock Purchase Plan (the "ESPP"). An aggregate of 1.5 million shares of the Company's Common Stock, $1.00 par value per share (subject to adjustment for any dividend, stock split or other relevant changes in the Company's capitalization) (the "Shares"), may be sold pursuant to the ESPP. The text of the Plan is attached as EXHIBIT B to this Proxy Statement. The following is a summary of the material provisions of the ESPP.

ADMINISTRATION AND ELIGIBILITY

    The ESPP is administered by the Organization and Compensation Committee (the "Committee"). The Committee has the authority to make rules and regulations governing the administration of the ESPP.

    All full-time employees of the Company, and of any eligible subsidiary of the Company that has been specifically designated by the Board, are eligible to participate in the ESPP excluding the following individuals: (i) employees whose customary employment is 20 hours or less per week; (ii) employees whose customary employment is for not more than 5 months per year; and (iii) employees who have been employed for less than 6 months as of the beginning of an offering period. As of June 30, 1999, approximately 10,000 employees would have been eligible to participate in the ESPP.

PARTICIPATION AND TERMS

    An eligible employee may elect to participate in the ESPP as of any Enrollment Date. Enrollment Dates occur on the first day of the offering period, which is currently set at three-month intervals. To participate in the ESPP an employee must complete an enrollment and payroll deduction authorization form provided by the Company which indicates the amounts (not more than 5% and not less than 1%) to be deducted from his or her salary and other eligible compensation and applied to the purchase of the Shares on the Share Purchase Date (as hereinafter defined).

    A Payroll Deduction Account is established for each participating employee by the Company and all payroll deductions made on behalf of each employee are credited to each such employee's respective Payroll Deduction Account. On the fifth business day following the end of each offering period (the "Share Purchase Date"), the amount credited to each participating employee's Payroll Deduction Account is applied to purchase as many Shares as may be purchased with such amount at the applicable Purchase Price.

    The Purchase Price for the Shares will not be less than the lesser of 85% of the closing price of shares of Common Stock as reported on the New York Stock Exchange (i) on the first trading day of the applicable offering period or (ii) on the last day of the applicable offering period. Employees may purchase shares through the ESPP only by payroll deductions.

AMENDMENT AND TERMINATION

    The Board of Directors of the Company may amend the ESPP at any time, provided that if stockholder approval is required for the ESPP to continue to comply with the requirements of SEC

Regulation Section 240.16b-3 or Section 423 of the Internal Revenue Code (the "Code"), such amendment shall not be effective unless approved by the Company's stockholders within twelve months after the date of the adoption by the Board of Directors. The ESPP may be terminated by the Board of Directors at any time.

FEDERAL INCOME TAX CONSEQUENCES

    The ESPP is intended to be an "employee stock purchase plan" as defined in
Section 423 of the Code. As a result, an employee participant will pay no federal income tax upon enrolling in the ESPP or upon purchase of the Shares. A participant will be taxed on any amounts of salary or other eligible compensation credited to the participant's Payroll Deduction Account as if such amounts were paid directly to the participant.

    The federal income tax treatment of a participant's subsequent sale or other disposition of Shares purchased under the ESPP will vary depending upon the timing of the disposition. If the participant disposes of the Shares within two years from the first day of the applicable offering period, the participant will recognize ordinary income at the time of disposition, and the Company will receive a corresponding deduction, equal to the difference between the price the participant paid for the Shares and the fair market value of the Shares on the day they were purchased.

    If, on the other hand, the participant disposes of the Shares after holding them for the two-year period, the participant will recognize ordinary income (on the date of disposition) in an amount equal to the lesser of (i) the excess of the fair market value of the Shares on the first day of the offering period over the price the participant paid for the Shares, or (ii) the excess of the fair market value of the Shares at the time of disposition over the price the participant paid for the Shares. In this case, the Company will not be entitled to any tax deduction.

    The participant may also recognize capital gain or loss at the time of disposition of the Shares, either short-term or long-term, depending on the holding period for the Shares.

OTHER INFORMATION

    The ESPP is intended to go into effect on January 1, 2000. As of August 31, 1999, the closing price of the Company's Common Stock was $32.0625.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE EMPLOYEE STOCK PURCHASE PLAN (PROPOSAL 4 ON THE PROXY CARD).

                             EXECUTIVE COMPENSATION

    The following table shows compensation information for the Company's Chief Executive Officer and the four other most highly compensated executive officers of the Company in fiscal 1999. Executive officers are the corporate officers of the Company elected by the Board of Directors.

                           SUMMARY COMPENSATION TABLE

                                                                                         LONG-TERM COMPENSATION
                                                                                    ---------------------------------
                                                       ANNUAL COMPENSATION                 AWARDS            PAYOUTS
                                                 --------------------------------   ---------------------   ---------
                                                                     OTHER ANNUAL                OPTIONS/     LTIP      ALL OTHER
                                                 SALARY     BONUS    COMPENSATION   RESTRICTED     SARS      PAYOUTS   COMPENSATION
NAME AND PRINCIPAL POSITION (1)            YEAR    ($)     ($) (2)     ($) (3)        STOCK      (#) (4)     ($) (5)     ($) (6)
-----------------------------------------  ----  -------  ---------  ------------   ----------   --------   ---------  ------------
C. R. Holman
  Chairman and Chief Executive Officer     1999  732,840  4,072,400     23,694           0        82,000            0       6,145
                                           1998  732,840  1,278,046     21,653           0        45,400            0      12,573
                                           1997  724,840    410,000     18,361           0        41,250    3,155,468       9,000

M. A. Rocca
  Senior Vice President and Chief          1999  322,793  1,095,600      3,194           0        27,400            0      11,975
  Financial Officer                        1998  314,951    339,334      1,680           0        15,000            0      11,881
                                           1997  309,950    115,100      4,433           0        14,000      787,420      11,350

A. Chawla
  Senior Vice President and President,     1999  320,370    978,500     10,053           0        22,000            0      10,425
  Global Business Group
  Senior Vice President and President,     1998  296,369    312,392      9,140           0         9,400            0      10,039
  Global Business Group (7)
  Vice President, Strategic Management     1997  264,953     98,700     29,106           0        10,000      535,561      10,162

R. A. Keller
  Vice President, Secretary and General    1999  281,135    924,200          0           0        18,800            0       8,406
  Counsel                                  1998  274,150    286,990          0           0        10,600            0       9,483
                                           1997  271,620     99,700          0           0        10,000      651,358      11,047

M. J. Collins
  Senior Vice President and President,     1999  259,739    911,800        423           0        19,600            0       8,326
  Pharmaceuticals Group
  Senior Vice President and President,     1998  231,811    227,660        717           0         6,000            0       8,247
  Pharmaceuticals Group (8)
  Vice President and President,            1997  229,660     66,100          0           0         8,300      704,694      10,646
  Pharmaceutical Specialties Division

------------------------------

(1) Except as otherwise noted, each named executive officer served in the same principal position with the Company all three years.

(2) (A) For the 1997 fiscal year, the amounts in this column reflect annual incentive awards under the Company's Management Incentive Compensation Plan (the "MICP").

   (B) For the 1998 fiscal year, the amounts in this column reflect annual incentive awards under the MICP, together with supplemental annual incentive awards (the "Supplemental Awards") made in connection with the termination of the Company's Long-Term Incentive Plan for the period beginning July 1, 1997 and ending June 30, 2000. The Supplemental

    Awards are subject to vesting requirements and payment will be deferred until after June 30, 2000. The amounts of the MICP awards and Supplemental Awards, respectively, for fiscal 1998 were as follows:

                                                          MANAGEMENT INCENTIVE      SUPPLEMENTAL ANNUAL
                                                           COMPENSATION PLAN         INCENTIVE AWARDS
                                                        ------------------------  -----------------------
C. R. Holman..........................................         $  434,000                $ 844,046
M. A. Rocca...........................................            129,000                  210,334
A. Chawla.............................................            121,000                  191,392
R. A. Keller..........................................            113,000                  173,990
M. J. Collins.........................................             84,600                  143,060

   (C) For the 1999 fiscal year, the amounts in this column include annual incentive awards under both the MICP and the 1999 Executive Incentive Compensation Plan ("EICP"). EICP awards are subject to vesting requirements and payment will be deferred until after June 30, 2000. The amounts of the MICP and EICP awards, respectively, for fiscal 1999 were as follows:

                                                            MANAGEMENT INCENTIVE     EXECUTIVE INCENTIVE
                                                             COMPENSATION PLAN        COMPENSATION PLAN
                                                          ------------------------  ---------------------
C. R. Holman............................................         $1,070,900              $ 3,001,500
M. A. Rocca.............................................            331,100                  749,000
A. Chawla...............................................            281,400                  681,600
R. A. Keller............................................            289,100                  619,600
M. J. Collins...........................................            277,700                  634,100

   The MICP and EICP are more fully discussed in the Organization and Compensation Committee Report on Executive Compensation. The amounts in this column for Messrs. Rocca, Chawla and Keller also include special incentive bonuses paid to each of them during fiscal 1999 in the amount of $15,500.

(3) The amounts in this column represent tax gross-up payments made by the Company to the named executive officers relating to (a) reimbursements for club dues and (b) non-cash income under the Company's executive life insurance program.

(4) The Company did not grant stock appreciation rights during the last three fiscal years.

(5) Amounts reflect payments under the Company's Long-Term Incentive Compensation Plan for the three-year period that ended June 30, 1997. Awards were paid 50% in cash and 50% in the Company's Common Stock.

(6) The amounts in this column consist of matching contributions by the Company under the Company's 401(k) plan, group term life insurance premiums paid by the Company, and the value of the economic benefit ("VEB") to each of the named executive officers under the Company's executive life insurance program, as follows:

                                                                       401(K) MATCH      TERM INSURANCE       V E B
                                                                      ---------------  -------------------  ---------
C. R. Holman...........................................        1999      $   2,481          $       0       $   3,664
                                                               1998          6,945                  0           5,628
                                                               1997          9,000                  0               0
M. A. Rocca............................................        1999          8,064              2,484           1,427
                                                               1998          7,392              2,436           2,053
                                                               1997          9,000              2,350               0
A. Chawla..............................................        1999          8,064              1,510             851
                                                               1998          7,392              1,308           1,339
                                                               1997          9,000              1,162               0
R. A. Keller...........................................        1999          6,666              1,740               0
                                                               1998          7,392              2,091               0
                                                               1997          9,000              2,047               0
M. J. Collins..........................................        1999          4,828              2,970             528
                                                               1998          4,273              3,095             879
                                                               1997          8,760              1,886               0

(7) Mr. Chawla became President, Global Business Group in February 1998.

(8) Mr. Collins became Senior Vice President and President, Pharmaceuticals Group in February 1998.

STOCK OPTIONS

                          OPTION GRANTS IN FISCAL 1999

    The following table shows all options to purchase the Company's Common Stock granted to each of the persons named in the Summary Compensation Table in fiscal 1999 and the potential value of such grants at stock price appreciation rates of 0%, 5% and 10%, compounded annually over the maximum ten-year term of the options. Also shown is the potential gain of all outstanding shares of Common Stock held by the Company's shareholders as of June 30, 1999 using the same base price and appreciation rates and compounded over the same ten-year period. The 5% and 10% rates of appreciation are required to be disclosed by SEC rules and are not intended to forecast possible future appreciation, if any, in the Company's stock.

                                             INDIVIDUAL GRANTS
                      ---------------------------------------------------------------
                                              PERCENT OF                                POTENTIAL REALIZABLE VALUE AT ASSUMED
                           NUMBER OF        TOTAL OPTIONS                                    ANNUAL RATES OF STOCK PRICE
                          SECURITIES        GRANTED TO ALL   EXERCISE OR                     APPRECIATION FOR OPTION TERM
                      UNDERLYING OPTIONS     EMPLOYEES IN    BASE PRICE    EXPIRATION   --------------------------------------
NAME                      GRANTED (1)        FISCAL YEAR     ($/SH) (2)       DATE      0% ($)       5% ($)         10% ($)
--------------------  -------------------   --------------   -----------   ----------   -------   -------------  -------------
C. R. Holman........        82,000               4.27           25.75       08/11/08       0          1,327,580      3,365,280
M. A. Rocca.........        27,400               1.43           25.82       08/10/08       0            444,976      1,127,510
A. Chawla...........        22,000               1.14           25.82       08/10/08       0            357,280        905,300
R. A. Keller........        18,800               0.98           25.82       08/10/08       0            305,312        773,620
M. J. Collins.......        19,600               1.02           25.82       08/10/08       0            318,304        806,540
Gain for all Shareholders at Assumed Rates of Appreciation...........................    0        1,151,746,804  2,918,607,002

------------------------------

(1) The options become fully exercisable in 33-1/3% increments over three years, provided the officer is still employed by the Company, with certain exceptions in the case of disability or retirement. The exercise price and tax withholding obligations related to exercise may be paid by delivery of already owned shares of Common Stock or by offset of the underlying shares, subject to certain conditions. The Company did not grant stock appreciation rights during fiscal 1999.

(2) The exercise price for all options shown in this table is the average of the high and low sales prices of the stock on the date of grant as reflected on the New York Stock Exchange Composite Transactions Tape.

           TOTAL OPTIONS EXERCISED IN FISCAL 1999 AND YEAR-END VALUES

    This table gives information for options exercised in fiscal 1999 by each of the persons named in the Summary Compensation Table, and the value (stock price less exercise price) of the remaining options held by those executive officers at year-end.

                                                            NUMBER OF UNEXERCISED         VALUE OF UNEXERCISED
                                                                 OPTIONS AT               IN-THE-MONEY OPTIONS
                              SHARES                         FISCAL YEAR-END (#)        AT FISCAL YEAR-END ($)(1)
                           ACQUIRED ON       VALUE       ---------------------------   ---------------------------
          NAME             EXERCISE (#)   REALIZED ($)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
-------------------------  ------------   ------------   -----------   -------------   -----------   -------------
C. R. Holman.............     15,000          286,445      267,750       104,700        1,027,515       891,113
M. A. Rocca..............          0                0       60,700        34,900          161,952       295,395
A. Chawla................          0                0       61,000        26,700          210,689       236,088
R. A. Keller.............          0                0       70,300        24,100          360,143       202,807
M. J. Collins............      9,000          187,335       63,500        22,600          395,476       209,353

------------------------------

(1) Values are based on the June 30, 1999 closing market price of $36.375 per share less option exercise at base price. These values are presented pursuant to SEC rules and the actual amount, if any, realizable upon exercise will depend upon the market price of the Common Stock relative to the exercise price per share of Common Stock at the time the stock options are exercised. There is no assurance that the values of unexercised in-the-money options reflected in the table will be realized.

PENSION PLANS

    The Company maintains a non-contributory qualified pension plan that covers many of its salaried employees. The Company also has a Supplemental Executive Retirement Plan that provides a supplemental pension benefit for managers above a specified salary grade who have been approved for participation by the chief executive officer. Participants include the named executive officers and are generally limited to key managers of the Company and its subsidiaries.

    Based on certain assumptions, including continuance of the qualified pension plan and the Supplemental Executive Retirement Plan, the following table shows the estimated annual pension benefits that would be payable to participants in both plans at age 65 for various compensation and years-of-service combinations, based upon a straight-life annuity form of benefit. If elected, any of several optional forms of pension (apart from the lump sum option) would, on an actuarial basis, reduce benefits to the participant but provide benefits to a surviving beneficiary.

ANNUAL AVERAGE OF HIGHEST
   FIVE YEARS COVERED
REMUNERATION FOR PENSION
  PURPOSES IN TEN YEARS                       ANNUAL BENEFITS FOR YEARS OF SERVICE INDICATED
    PRECEDING NORMAL       ------------------------------------------------------------------------------------
     RETIREMENT DATE        10 YEARS     15 YEARS      20 YEARS       25 YEARS       30 YEARS       35 YEARS
-------------------------  -----------  -----------  -------------  -------------  -------------  -------------
$       100,000            $    40,000  $    50,000  $      60,000  $      60,000  $      60,000  $      60,000
        300,000                120,000      150,000        180,000        180,000        180,000        180,000
        500,000                200,000      250,000        300,000        300,000        300,000        300,000
        700,000                280,000      350,000        420,000        420,000        420,000        420,000
        900,000                360,000      450,000        540,000        540,000        540,000        540,000
      1,100,000                440,000      550,000        660,000        660,000        660,000        660,000
      1,300,000                520,000      650,000        780,000        780,000        780,000        780,000
      1,500,000                600,000      750,000        900,000        900,000        900,000        900,000
      1,800,000                720,000      900,000      1,080,000      1,080,000      1,080,000      1,080,000

    A former subsidiary of the Company, Mallinckrodt, Inc., had a separate Supplemental Executive Retirement Plan, a non-contributory, non-qualified pension plan to provide upon retirement an additional pension benefit for its key executives. As amended, the Plan has been incorporated into the Company's SERP and now applies only to four current executives of the Company (including two of the named executive officers, Messrs. Holman and Keller), each of whom has been employed by the Company for at least 15 years. The following table shows the additional amount of retirement benefit payable to these four executives at age 65 for various compensation and years-of-service combinations based upon a life only form of annuity:

 ANNUAL AVERAGE OF HIGHEST THREE YEARS       NET ADDITIONAL ANNUAL BENEFITS FOR YEARS OF SERVICE
   COVERED REMUNERATION FOR PENSION                               INDICATED
PURPOSES IN TEN YEARS PRECEDING NORMAL   -----------------------------------------------------------
            RETIREMENT DATE              15 YEARS   20 YEARS    25 YEARS     30 YEARS     35 YEARS
---------------------------------------  ---------  ---------  -----------  -----------  -----------
             $     100,000               $   5,750  $   1,330  $     6,900  $     6,900  $     6,900
                   300,000                  17,250      3,990       20,700       20,700       20,700
                   500,000                  28,750      6,650       34,500       34,500       34,500
                   700,000                  40,250      9,310       48,300       48,300       48,300
                   900,000                  51,750     11,970       62,100       62,100       62,100
                 1,100,000                  63,250     14,630       75,900       75,900       75,900
                 1,300,000                  74,750     17,290       89,700       89,700       89,700
                 1,500,000                  86,250     19,950      103,500      103,500      103,500
                 1,800,000                 103,500     23,940      124,200      124,200      124,200

    Compensation covered by the pension plans will generally be equal to the dollar amounts in the salary and bonus columns of the Summary Compensation Table. For fiscal years 1998 and 1999, however, covered compensation does not include the Supplemental Annual Incentive Awards made in 1998 or the Executive Incentive Compensation Plan awards made in 1999, both of which are included in the bonus column of the table for the respective years in which they were earned. Social security benefits, qualified plan limitations on eligible compensation, and applicable integration adjustments are not reflected in the above tables. The current credited years of service for the individuals named in the Summary Compensation Table are as follows: Mr. Holman, 22 yrs., 10 mos.; Mr. Rocca, 5 yrs., 4 mos.; Mr. Chawla, 26 yrs., 6 mos.; Mr. Collins, 23 yrs.; and Mr. Keller, 23 yrs., 11 mos.

INVESTMENT PLAN AND OTHER BENEFITS

    The Company has an Investment Plan under which salaried and most non-union hourly employees of the Company, including officers, who elect to participate in the Plan may make regular contributions by salary reduction and/or by payroll deduction of from 1% to a maximum of 15% of their annual base salaries. Under the Plan and subject to certain statutory limitations, the Company contributes an amount equal to 20%, or such greater amount as may be approved by the Board of Directors, of a participant's contributions up to 6% of his or her annual base salary. For fiscal 1999, the Company's contribution in excess of 20% (the "Supermatch") depended and was based upon the Company's return on invested capital, and was an additional 64% for a total Company match of 84%. All employee contributions and the initial 20% Company match are invested as directed by the participant, in one or more investment funds, including a Mallinckrodt stock fund. The Supermatch is made in Mallinckrodt common stock. To encourage Company employees to own Mallinckrodt stock, the Plan requires all participants to maintain at least 15% of their total account balance in Company stock obtained through Supermatch contributions. The Company's contributions to the Plan for fiscal 1999 on behalf of the named executive officers are reflected in the Summary Compensation Table.

    The Company maintains a supplemental death benefit program for officers and key employees that provides individual pre-tax death benefits equal to four times annual salary grossed up for income taxes. This program is provided at corporate expense and continues in effect post-retirement for participants who retire while employed by the Company. Each of the named executive officers is a participant.

    The Company maintains a comprehensive employee benefit program that provides medical, dental, death, disability, and similar benefits in the context of a cafeteria benefit plan as defined in Section 125 of the Internal Revenue Code. Employees may pay for certain benefits by means of salary reduction contributions pursuant to the plan, known as the Flexsecurity Plan.

                 ORGANIZATION AND COMPENSATION COMMITTEE REPORT
                           ON EXECUTIVE COMPENSATION

    The Company's primary financial objective is to maximize shareholder value over time. To this end, the Company has created a comprehensive business strategy. A primary function of the Organization and Compensation Committee (the "Committee") is to develop and administer total compensation policies that are consistent with the Company's strategic business objectives. The Committee reviews the Company's compensation philosophy from time to time and recommends appropriate changes to the Board. The Committee recommends for Board approval compensation actions for the Chief Executive Officer, including the establishment of performance objectives and the evaluation of performance against those objectives, salary adjustments, annual and long-term incentive awards, stock option and restricted stock awards, as well as perquisites and other benefits. On authority delegated by the Board, the Committee approves compensation actions for all other executive officers. The Committee is comprised entirely of independent outside directors.

PRINCIPLES OF COMPENSATION PHILOSOPHY

    The Company adheres to a number of guiding principles that provide the philosophical foundation for its executive compensation programs. These principles are as follows:

    - ASSURE THAT EXECUTIVE COMPENSATION IS ALIGNED WITH SHAREHOLDER VALUE AND CAPITAL FORMATION THROUGH COMPENSATION PLANS WHICH REWARD ACHIEVEMENT OF STRATEGIC AND FINANCIAL OBJECTIVES, AND THROUGH EQUITY-BASED PROGRAMS.
     Awards under Mallinckrodt's incentive compensation plans are made pursuant to the achievement of Mallinckrodt's short and long-term financial objectives. The objectives in the Company's current plans include earnings per share growth, growth in operating earnings, net sales growth, and targets for return on invested capital and controlled working capital as a percentage of sales. Plan objectives are designed with reference to the performance of a group of companies (the "compensation comparator group"), all of which sell human healthcare products and in general compete for the same managerial talent. Earnings per share growth has been the primary financial measurement of the Company and the primary award criterion for both annual and long-term plans. The attainment of our earnings per share growth targets, over the long-term, should effectively increase the value of Mallinckrodt stock to the benefit of our shareholders. However, other measurements may be selected for future plans if it is determined that new measurements will improve management's focus on shareholder value. The addition of net sales growth is a new feature of our incentive compensation plans that is designed to stimulate the Company's revenue growth.
     Mallinckrodt's stock option plan is designed to link executive compensation with shareholder value over time. Stock options provide significant incentives for executives to focus on improvements in share price, because they have value only if performance results in appreciation in share price. The Company's philosophy is to encourage stock retention and the Company has also established substantial stock ownership guidelines for upper level managers, ranging from one times base salary to five times base salary for the Company's Chief Executive Officer.

    - COMPENSATE COMPETITIVELY, INCLUDING EXCEPTIONAL COMPENSATION FOR EXCEPTIONAL PERFORMANCE.
     A fundamental principle which underlies Mallinckrodt's compensation plans is that executives should be compensated competitively. Without a competitive compensation program, we would be unable to attract and retain outstanding executive talent.
     Mallinckrodt's incentive plans are designed to motivate management by containing significant leverage for the achievement of exceptional performance. Financial performance above market should be rewarded with compensation above market, so long as the impact of compensation for performance over plan does not result in a disproportionate share of profits being distributed to management rather than to shareholders. If Mallinckrodt's performance is not on a par with its compensation comparator group, employees should receive less than average total compensation.

    - PUT SIGNIFICANT AMOUNTS OF COMPENSATION AT RISK.
     Of the four components of total compensation (annual incentives, deferred annual incentives, base salary and stock options), all pay is at risk except base salary. Executive compensation is "at risk" because financial and other objectives must be achieved for incentive compensation to be awarded. In the case of stock options, no compensation is derived unless financial performance contributes to appreciation in stock price. "Pay at risk" is consistent with compensation practices in most large corporations and with the principle of aligning executive compensation with value received by shareholders.

    - PROVIDE COMPENSATION THAT IS APPROPRIATE FROM A FIDUCIARY AND SHAREHOLDER PERSPECTIVE AND EQUITABLE INTERNALLY.
     The process used by the Mallinckrodt Board to establish and carefully monitor executive compensation is based on a thorough analysis intended to ensure that such pay is fair and equitable relative to companies in the compensation comparator group. The Committee has primary responsibility for the review process. All of the members of the Committee are "outside directors" (as such term is used in Section 162(m) of the Internal Revenue Code of 1986, as amended), and "non-employee directors" (as such term is defined in Rule 16b-3 of the Securities Exchange Act of 1934, as amended.) Compensation for Mallinckrodt executives consists of both cash and stock which are fully disclosed in the proxy statement pursuant to legal requirements. The process of determining the compensation of Mallinckrodt's Chairman and Chief Executive Officer is rigorous and involves an assessment of competitive compensation, financial and personal performance as well as the achievement of long-term strategic objectives. The Board makes a final determination of the Chairman and CEO's compensation based, in part, upon a recommendation by the Committee. The requirements of market competitiveness are balanced against internal equity. Internal equity is effected through a consistently applied job evaluation and salary administration system across and within various businesses.
     Total compensation paid to a Mallinckrodt executive reflects both the competitive pay environment for comparable positions in the marketplace and, in the case of incentive awards, the achievement of business and financial objectives which warrant payment of such awards. Incentive programs designed to achieve outstanding shareholder value while providing management with outstanding compensation opportunities are consistent with sound business practice.

    - PROVIDE COMPENSATION OPPORTUNITIES WHICH WILL ATTRACT, MOTIVATE AND RETAIN OUTSTANDING EXECUTIVE TALENT.
     Mallinckrodt attempts to attract and motivate world-class executives by paying competitively for market performance, and providing a reasonable opportunity to achieve superior awards for superior results. Compensation is based on competence and contribution to the Company, rather than on position and entitlement. Compensation programs are designed to be flexible so as to be responsive to market considerations and global issues.

COMPONENTS OF EXECUTIVE COMPENSATION

    Presently the four primary elements of executive compensation are:

    - Annual Incentives

    - Deferred Annual Incentives

    - Base Salary

    - Stock Options

    These elements are structured to recognize meaningful differences in individual performance and cumulatively to provide executives with the OPPORTUNITY to significantly exceed competitive levels of total compensation if the Company's performance is significantly better than that of its competitors. In structuring compensation, the Committee reviews competitive data provided by independent compensation consultants. These data compare the Company's compensation levels and practices with the compensation comparator group. The Committee adjusts the competitive data to reflect differences in company size.

    The Committee considers the Company's overall compensation program in setting the individual components of compensation. The Committee also periodically revises the mix of the various components, when necessary, to reflect changes in the Company's strategic business objectives, market considerations, or other factors the Committee deems relevant. For example, in recent years base salary has generally comprised about 35%, annual incentives approximately 15%, and long-term incentives (including stock options) about 50%, of total compensation. Beginning with fiscal 1998, however, the Committee decided to place a greater emphasis on annual, rather than long-term incentives, with annual incentives, including deferred annual incentives, increasing to approximately 40% of total compensation.

    ANNUAL INCENTIVES AND DEFERRED ANNUAL INCENTIVES. The Company's executive officers, including the named executive officers, were eligible to receive annual incentives under two programs in fiscal 1999, as follows:

        MANAGEMENT INCENTIVE COMPENSATION PLAN. The Board adopted the Management Incentive Compensation Plan ("MICP") in 1991. Under the MICP, a target annual incentive is established for each eligible executive in the form of a percentage of base salary. Actual incentives can range from 0% to 200% of the target incentive, subject to further adjustment based on stock indexation, as noted below. Incentives earned under the MICP are based on the achievement of financial and individual objectives and vary depending upon the executive's position in the Company. For fiscal 1999, incentives earned were based on the Company's earnings per share (as measured against the fiscal 1999 budget approved by the Board of Directors), asset management objectives, and individual performance against pre-established objectives. Based on fiscal 1999 financial results and the Committee's evaluation of each participant's achievement of non-financial goals and personal objectives, Mr. Holman was granted an annual bonus under the MICP at approximately 172% of his target incentive, and the other named executive officers were granted MICP awards averaging approximately 170% of their target incentives. MICP awards for fiscal 1999 were indexed to the Company's stock price, allowing the value of an award to increase or decrease with the stock price during the year. This resulted in the amount of the MICP awards being increased by an additional 31%, reflecting the increase in the price of the Company's stock during fiscal 1999.

        EXECUTIVE INCENTIVE COMPENSATION PLAN. For fiscal 1999, the Board provided additional annual incentive opportunities under the Executive Incentive Compensation Plan (the "EICP"). Under the terms of the EICP, the Committee designated those key employees who were to participate in the plan, established a target annual incentive for each participant (actual incentives could range from 0% to 200% of the target incentive), and established performance objectives. The total potential dollar value of each participant's award was indexed to the price of the Company's stock at the commencement of the plan, allowing the value of an award to increase or decrease with the stock price during the year.

        The Committee selected forty-one executives to participate in the EICP, and incentives earned were based on the achievement of financial objectives that varied depending upon the executive's position in the Company. For fiscal 1999, award criteria included earnings per share and return on invested capital. Based on fiscal 1999 financial results, awards under the 1999 EICP represented approximately 191% of the target incentive for Mr. Holman and averaged approximately 192% of the target incentives for the other named executive officers. The amount of each EICP award was also increased by an additional 31% as a result of the above-described indexing of the awards to the Company's stock price. The EICP awards will be paid in cash subsequent to June 30, 2000.

    BASE SALARY. Base salary increases are provided to executives consistent with an evaluation of each executive's performance, salary levels within the compensation comparator group, as well as the performance of the Company as a whole. In addition to measuring performance in financial terms, the Committee also evaluates the success of the executive in areas that cannot be measured by traditional accounting criteria, including the development and execution of strategic plans, the growth and development of management and employees, adherence to quality and safety standards, and the exercise of leadership within the industry and in the communities that the Company serves. Salary reviews normally occur at twelve-month intervals. Mr. Holman's base salary for fiscal 1999 was the same as that paid to him in 1998. The base salaries for the other named executive officers were increased in September 1998 by an average of approximately 2 1/2%.

    STOCK OPTIONS. For fiscal 1999, the Company provided long-term compensation in the form of non-qualified stock options. Stock options are granted to provide key executives with the opportunity to acquire an equity interest in the Company, align their interests with that of the Company's stockholders, and base their compensation on the appreciation of the value in the Company's stock. Again, grant size and potential compensation value are based on option programs utilized by companies in the compensation comparator group. Normally stock options are granted annually. THE COMPANY HAS NEVER RE-PRICED ANY STOCK OPTION GRANT.

    As part of their total compensation, executives are also provided with various benefits. In addition to the benefits offered to the general employee population, executives are provided with higher levels of life insurance and disability coverage, as well as benefits such as tax planning, annual physicals, and luncheon club memberships for business purposes. Executive officers, along with certain other executives, are also covered by a Supplemental Executive Retirement Plan (SERP). One of the primary purposes of the SERP is to attract and retain high caliber mid-career talent. Further information about the SERP is provided on pages 21-23.

    The executive compensation programs of the Company cannot anticipate all situations that may occur from time to time. When unusual circumstances occur, the Committee reserves the right to take appropriate actions which, in its best judgment, are in the best long-term interests of the Company and its shareholders.

DISCUSSION OF COMPENSATION FOR THE CHAIRMAN AND CHIEF EXECUTIVE OFFICER

    Mr. Holman's compensation for fiscal 1999 was determined in accordance with the executive compensation policies as described above. In addition, the Committee considered the compensation of chief executive officers of other companies in the compensation comparator group.

    Mr. Holman did not receive a merit increase in his base salary for fiscal 1998 or 1999. Mr. Holman was granted an annual incentive award under the MICP of $1,070,900 for fiscal 1999 based predominantly on Mallinckrodt's achievement of its financial targets which measured earnings per share, return on invested capital and working capital, and on his achievement of personal objectives. Sixty-five percent of Mr. Holman's award was based on earnings per share, ten percent on return on invested capital, ten percent on controlled working capital, and fifteen percent on achievement of personal objectives. The amount of the award, before indexing, represented approximately 172% of his target incentive under the MICP. As previously discussed, MICP awards were indexed to fluctuations in the price of the Company's stock for fiscal 1999. This indexing increased the amount of the MICP award paid to Mr. Holman by an additional 31%.

    Mr. Holman was also granted an EICP award of $3,001,500 for fiscal 1999. This award was based on achievement of earnings per share and return on invested capital targets. The amount of the award, before indexing, represented approximately 191% of his target incentive. As a result of indexing the amount of the award to the Company's stock price during the fiscal year, the amount awarded Mr. Holman under the EICP was increased by 31%. This award is not payable until after June 30, 2000.

    For fiscal 1999, Mr. Holman's total target cash compensation (his base salary and target award under the MICP) was approximately 23% below the median market pay level for chief executive officers of companies within the compensation comparator group (after adjusting for differences in company size using regression analysis).

    In August 1998, the Committee approved a stock option grant for Mr. Holman of 82,000 shares with an exercise price of $25.75 per share. The Committee believed that this was an appropriate award relative to competitive practice and Mr. Holman's leadership and contributions to the Company's performance.

POLICY ON DEDUCTIBILITY OF COMPENSATION

    Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), limits the federal income tax deductibility of compensation paid to the Company's Chief Executive Officer and to its four other most highly compensated executive officers for the taxable year. Under Section 162(m), the Company may generally deduct such compensation only to the extent that it does not exceed $1 million dollars per person during any taxable year. "Performance-based compensation," as defined in the Code, is not subject to the limitation on deductibility provided certain other requirements are met. One of the factors the Committee considers as part of its review of executive compensation programs is the potential impact of Section 162(m). The Committee also takes into account various other factors consistent with its policy of maximizing the effectiveness of the Company's executive compensation programs.

    As applied to the Company's current executive compensation programs, the Equity Incentive Plan under which stock options are granted has been designed to comply with the requirements of Section 162(m), so that stock options awarded under such plan constitute performance-based compensation. The awards under the Company's two annual incentive programs (the MICP and the EICP) will not qualify as performance-based compensation under Section 162(m). The Committee believes it is in the best interests of the Company's stockholders to retain discretion in the annual incentive programs to reward executives based on a full range of performance criteria. In order to preserve tax deductibility for the Company, however, the MICP and EICP require the named executive officers to defer any portion of an award that is not fully deductible for federal income tax purposes as a result of the application of Section 162(m). Due to the requirement to defer, the Committee expects that there will be no loss of deductions resulting from the application of Section 162(m) for fiscal 1999.

                                          ORGANIZATION AND
                                          COMPENSATION COMMITTEE:

                                          Claudine B. Malone, Chair
                                          William L. Davis
                                          Roberta S. Karmel
                                          Daniel R. Toll
                                          Anthony Viscusi

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    None of the members of the Organization and Compensation Committee during any part of fiscal 1999 was at any time in the past an officer or employee of the Company or any subsidiary. There are no executive officer interlocks with another company.

                               PERFORMANCE GRAPH

    The following graph compares the total return (assuming an investment of $100 on June 30, 1994 and the reinvestment of dividends on a quarterly basis) of Mallinckrodt Common Stock with those of the Standard & Poor's 500 Stock Index ("S&P 500"), the Standard & Poor's 500 Health Care Composite Index ("S&P 500 Health Care"), the Standard & Poor's Specialty Chemicals Index ("S&P 500 Specialty Chemicals") and an industry peer index compiled by the Company that consists of several companies (the "Peer Group") selected by the Company on a line-of-business basis.(1)

    Since Mallinckrodt is a company within the S&P 500, the Securities and Exchange Commission proxy rules require the use of that index for comparison purposes. Under those rules, the Company is also required to compare its performance (as measured by cumulative total return) with the performance of either a published industry or line-of-business index, or with the performance of a group of peer issuers selected by the Company in good faith. As a result of the Company's now completed transformation to a specialty medical products company, the Company has determined to compare its performance, beginning this year and on a going-forward basis, with that of the Peer Group, rather than the S&P 500 Health Care and the S&P 500 Specialty Chemicals indices. The Company believes this will provide a more meaningful comparison of the Company's performance relative to that of its peers. Consistent with Securities and Exchange Commission rules, the following graph compares the Company's performance with both the previously used indices and the newly-selected Peer Group.

                COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

              Mallinckrodt     S&P 500      S&P Health Care       S&P Specialty Chemicals        Mallinckrodt Custom Peer Group
Jun-94             $100.00     $100.00              $100.00                       $100.00                               $100.00
Jun-95             $111.06     $126.00              $145.14                       $128.26                               $138.35
Jun-96             $123.56     $158.67              $202.47                       $144.46                               $174.66
Jun-97             $122.70     $213.62              $298.29                       $155.51                               $211.84
Jun-98              $97.67     $277.90              $409.26                       $155.97                               $237.67
Jun-99             $122.59     $341.05              $466.47                       $194.47                               $251.02

                                                 S&P 500 HEALTH           S&P 500              MALLINCKRODT
DATE                  MALLINCKRODT    S&P 500    CARE COMPOSITE     SPECIALTY CHEMICALS      CUSTOM PEER GROUP
-------------------  --------------  ---------  -----------------  ----------------------  ---------------------
June 1994..........    $   100.00    $  100.00     $    100.00           $   100.00             $    100.00
June 1995..........    $   111.06    $  126.00     $    145.14           $   128.26             $    138.35
June 1996..........    $   123.56    $  158.67     $    202.47           $   144.46             $    174.66
June 1997..........    $   122.70    $  213.62     $    298.29           $   155.51             $    211.84
June 1998..........    $    97.67    $  277.90     $    409.26           $   155.97             $    237.67
June 1999..........    $   122.59    $  341.05     $    466.47           $   194.47             $    251.02

------------------------------
(1) The following companies comprise the Peer Group: Bausch & Lomb Incorporated, Baxter International Inc., Beckman Coulter, Inc., Becton Dickinson and Company, C.R. Bard, Inc., Nycomed Amersham plc-ADR, Resmed Inc., Respironics, Inc., St. Jude Medical, Inc., and Syncor International Corporation. As required by Securities and Exchange Commission rules, the returns of each member of the Peer Group have been weighted according to its stock market capitalization at the beginning of each period for which a return is indicated.

                           MISCELLANEOUS INFORMATION

    The Board of Directors and management do not know of any matters that will be presented for consideration at the meeting other than those stated in the Notice of Meeting and described in this Proxy Statement.

    Pursuant to the By-Laws of the Company, for a matter to be properly brought before the annual meeting for consideration a shareholder must, not less than ninety days and not more than one hundred twenty days before the date of the meeting, deliver or cause to be delivered a written notice to the Secretary of the Company specifying certain details concerning the nature of the proposed business, including the reasons why it is sought to be raised and submitted for a vote of the stockholders, and otherwise meeting certain requirements of the By-Laws. Full details regarding the requirements of the By-Laws are available upon request to the Secretary. Pursuant thereto, the last day for receipt of such a notice to be effective for this meeting was July 22, 1999. Notwithstanding satisfaction of the notice and other requirements, the proposed business described in the notice may still be deemed not to be properly brought before the meeting if, pursuant to state law or to any rule or regulation of the SEC, it was offered as a stockholder proposal and was omitted, or had it been so offered, it could have been omitted, from the notice of, and proxy materials for, the meeting (or any supplement thereto) authorized by the Board of Directors.

    For stockholders who may be interested in submitting a resolution for consideration at the next annual stockholders' meeting, the deadline pursuant to SEC rules for submitting such proposals for consideration for inclusion in the proxy statement will be May 17, 2000. The deadline for receipt of proposals subject to the Company's By-Law advance notice requirement will be July 20, 2000, on the assumption the Board will fix the date of next year's meeting on the third Wednesday in October, as has been customary (or on any day within a thirty day period before or after such date), or if the Board fixes another date, the tenth day following public disclosure of the meeting date. Proposals should be sent to the Secretary of the Company, 675 McDonnell Blvd., P. O. Box 5840, Hazelwood, Missouri 63134.

    If any matter properly comes before the meeting the persons named in the accompanying proxy will vote such proxy in accordance with their judgment regarding such matter, including without limitation the election of a director or directors other than those nominated herein should an emergency or unexpected occurrence make the use of discretionary authority necessary, and also regarding matters incident to the conduct of the meeting.

    Proxies will be solicited to assure that stockholders who are unable to attend the meeting have the opportunity nonetheless to cast a vote on the issues to come before the meeting. In addition to the use of the mails, proxies may be solicited by personal interview, telephone, the Internet, and telegrams by directors, officers and employees of the Company. Arrangements may also be made with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation materials to the beneficial owners of stock held of record by such persons, and the Company may reimburse them for reasonable out-of-pocket expenses incurred by them in connection therewith. In addition, the Company has retained Georgeson & Co. to aid in the solicitation at an estimated cost of $12,000 plus expenses. The cost of all proxy solicitation, including payments to Georgeson & Co., will be borne by the Company.

    The Company has renewed its directors and officers indemnification insurance coverage through June 1, 2001 under a three-year policy at an annual cost of $457,500. The insurance carriers are National Union Fire Insurance Co., CNA, Executive Risk, Reliance Insurance Co., Federal (Chubb), and Zurich American in various and successive layers of coverage that total $110,000,000 (subject to corporate retention). All directors and corporate and staff officers of the Company and of its wholly-owned subsidiary corporations are insured thereunder.

                                          By Order of the Board of Directors

                                          /s/ Roger A. Keller

                                          ROGER A. KELLER
                                          VICE PRESIDENT, SECRETARY AND
                                          GENERAL COUNSEL

Dated: September 14, 1999

                                                                       EXHIBIT A

                              AMENDMENT NUMBER ONE
                                     TO THE
                    MALLINCKRODT INC. EQUITY INCENTIVE PLAN

    The Mallinckrodt Inc. Equity Incentive Plan (the "EIP"), as approved by the shareholders on October 15, 1997, is hereby amended as set forth below:

    1.  Section 3 of the EIP is amended in the entirety to read as follows:

           SHARES SUBJECT TO THE PLAN. Subject to adjustment as provided in
       Section 17, the number of shares of Common Stock which shall be available for the grant of Awards under the Plan shall not exceed 7,800,000 shares (comprised of 2,800,000 shares authorized in 1997 and 5,000,000 shares authorized in 1999). The shares of Common Stock issued under the Plan may be authorized and unissued shares or treasury shares, as the Company may from time to time determine. If any stock option shall have terminated, expired, or lapsed, in whole or in part, while the Plan is in effect, the shares covered by such stock option to the extent the stock option had not been exercised shall again become available for stock options and other Awards under the Plan, except as provided in Section 8(g) in connection with the reduction in shares covered by stock options upon the exercise of stock appreciation rights. Upon the forfeiture of other Awards in accordance with the provisions of the Plan, and the terms and conditions of an Award, except as provided in Section 7(g) in connection with the cancellation of stock appreciation rights upon the exercise of stock options, such shares shall no longer be counted in any determination of the number of shares awarded under the Plan and shall be available for subsequent Awards and options.

           Subject to adjustment as provided in Section 17, notwithstanding anything contained herein to the contrary, in no event shall more than 200,000 shares of Common Stock be granted pursuant to stock options or stock appreciation rights under the Plan to any Participant in any calendar year.

    2. This amendment will become effective on the date of the Company's 1999 Annual Meeting of Stockholders if the increase in shares reserved for issuance thereunder is approved by the holders of a majority of the votes cast at the Annual Meeting.

                                                                       EXHIBIT B

                               MALLINCKRODT INC.
                          EMPLOYEE STOCK PURCHASE PLAN

    The purpose of the Mallinckrodt Inc. Employee Stock Purchase Plan (the "Plan") is to provide an opportunity for employees of Mallinckrodt Inc. (the "Company") and any qualified subsidiary to purchase shares of common stock, par value $1.00 per share, of the Company ("Common Stock") at a discount through voluntary automatic payroll deductions. The Plan is intended to qualify as an "employee stock purchase plan" under Section 423 of the Internal Revenue Code of 1986, as amended (the "Code"). The provisions of the Plan shall be construed in a manner consistent with the requirements of that section of the Code.

    1. SHARES SUBJECT TO PLAN. An aggregate of 1,500,000 shares of Common Stock (the "Shares") may be sold pursuant to the Plan. Such Shares may be authorized but unissued Common Stock, treasury shares or Common Stock purchased by the Company in the open market. If there is any change in the outstanding shares of Common Stock by reason of a stock dividend or distribution, stock split-up, recapitalization, combination or exchange of shares, or by reason of any merger, consolidation or other corporate reorganization in which the Company is the surviving corporation, the number of Shares available for sale shall be equitably adjusted by the Committee appointed to administer the Plan to give proper effect to such change.

    2. ADMINISTRATION. The Board of Directors of the Company ("Board") shall appoint a Committee consisting of at least two of its members, that will have the authority and responsibility for the day-to-day administration of the Plan. Each member of the Committee shall be a "non-employee director" as defined in Rule 16b-3 under the Securities Exchange Act of 1934 (or any successor to such Rule) as now or hereafter amended. For as long as it continues to meet this requirement, the Organization and Compensation Committee of the Board of Directors of the Company shall serve as the Committee. The Committee shall have the authority to make rules and regulations governing the administration of the Plan, and any interpretation or decision made by the Committee regarding the administration of the Plan shall be final and conclusive. The Committee may determine prior to each Enrollment Period (as defined in paragraph 7) to limit the number of Shares which may be offered with respect to that Enrollment Period and the manner of allocating the Shares among eligible employees. The Committee may delegate its responsibilities for administering the Plan to any one or more persons as the Committee deems necessary or appropriate; provided, however, that the Committee may not delegate its responsibilities under this Plan to the extent such delegation would cause the Plan to fail to satisfy the administration requirements as defined in Rule 16b-3 under the Securities Exchange Act of 1934 (or any successor to such Rule). No Board or Committee member shall be liable for any action or determination made in good faith with respect to the Plan or any Shares offered hereunder.

    3.  ELIGIBILITY.

    (a) All full-time employees of the Company and of any "qualified subsidiary" of the Company which has been specifically designated by the Company's Board of Directors as participating in the Plan, shall be eligible to participate in the Plan. The Committee may designate any present or future parent or subsidiary corporation of the Company (within the meaning of Section 424(e) or (f) of the Code) that is eligible by law to participate in the Plan as a "qualified subsidiary" by written instrument delivered to the designated qualified subsidiary. Such written instrument shall specify the effective date of such designation and shall become, as to such qualified subsidiary and persons in its employment, a part of the Plan. The terms of the Plan may be modified as applied to any qualified subsidiary only to the extent permitted under Section 423 of the Code. Transfers of employment among the Company and qualified subsidiaries shall not be considered a termination of employment hereunder. Any qualified subsidiary may, by appropriate action of its Board of Directors, terminate its participation in the Plan. Moreover, the Committee may, in its discretion, terminate a qualified subsidiary's participation in the Plan at any time.

    (b) Notwithstanding paragraph 3(a), the following employees shall not be eligible to participate in the Plan: (1) employees who have been employed by the Company or a qualified subsidiary for less than six (6) months prior to an Enrollment Date, (2) employees whose customary employment by the Company or a qualified subsidiary is 20 hours or less per week, and (3) employees whose customary employment by the Company or a qualified subsidiary is for not more than five months in any calendar year.

    4.  PARTICIPATION.

    (a) An eligible employee may elect to participate in the Plan as of any "Enrollment Date." Enrollment Dates shall occur on the first day of an Enrollment Period (as defined in paragraph 7(a)). Any such election shall be made by completing and forwarding an enrollment and payroll deduction authorization form to Staff Vice President, Pension and Profit Sharing Plans, prior to such Enrollment Date, authorizing payroll deductions in an amount (to be specified as a whole percentage) not exceeding 5% of the employee's Compensation for the payroll period to which the deduction applies and not less than 1% of the employee's Compensation for such payroll period. A participating employee may increase or decrease his or her payroll deductions as of any subsequent Enrollment Date by completing and forwarding a revised payroll deduction authorization form to Staff Vice President, Pension and Profit Sharing Plans, subject to the previous limitations. An eligible employee may not initiate, increase or decrease payroll deductions as of any date other than an Enrollment Date except by withdrawing from the Plan as provided in paragraph 6. All contributions to the Plan will be through payroll deductions as specified above, and no direct contributions to the Plan will be permitted.

    (b) For purposes of this Plan, the term "Compensation" means the participating employee's base salary, commissions, shift differentials, and overtime pay that the employee would receive at each regular pay period date during an Enrollment Period (but shall not include any incentive compensation, bonus or similar payments not made or payable on a regular basis at each regular pay period date), in each case determined before any deductions for salary deferrals under any applicable IRC Section 401(k) plan in which the employee is a participant, and before any deduction for required federal or state withholding taxes and any other amounts which may be withheld pursuant to the Company's medical or health plans, retirement plans or otherwise. Any amounts payable to a participating employee during an Enrollment Period not described in the preceding sentence, including but not limited to, long term disability pay, shall not be treated as Compensation for purposes of this Plan.

    (c) Subject to the limitations set forth in paragraph 7, a participant (i) who has elected to participate in the Plan pursuant to paragraph 4 (a) as of an Enrollment Date and (ii) who takes no action to change or revoke such election as of the next following Enrollment Date and/or as of any subsequent Enrollment Date shall be deemed to have made the same election, including the same attendant payroll deduction authorization, for such next following and/or subsequent Enrollment Date(s) as was in effect immediately prior to any such Enrollment Date.

    (d) If participation in this Plan is extended to the employees of qualified subsidiaries that are not located in the United States then, unless otherwise specified by the Committee, payroll deductions made with respect to any such employees in currencies other than the United States dollar shall be accumulated in the currency in which such payroll is otherwise made and shall be converted to United States dollars as of the applicable Share Purchase Date (as defined in paragraph 7 below).

    5. PAYROLL DEDUCTION ACCOUNTS. The Company shall establish a "Payroll Deduction Account" for each participating employee, and shall credit all payroll deductions made on behalf of each employee pursuant to paragraph 4 to his or her Payroll Deduction Account. No interest shall be credited to any Payroll Deduction Account, except and only to the extent otherwise required by applicable local law.

    6. WITHDRAWALS. An employee may withdraw from the Plan at any time by completing and forwarding a written notice of withdrawal to Staff Vice President, Pension and Profit Sharing Plans, in accordance with the procedures established by the Committee. Upon receipt of such notice, payroll deductions on behalf of the employee shall be discontinued commencing with the second following payroll period, and such employee may not again be eligible to participate in the Plan until the LATER OF (i) the third succeeding Enrollment Period or (ii) the Enrollment Period beginning January 1st of the calendar year following the date of employee's notice of withdrawal. Amounts credited to the Payroll Deduction Account of any employee who withdraws shall be paid to him or her in cash, without interest thereon, as soon as practicable after receipt of the notice of withdrawal.

    7.  ENROLLMENT PERIODS.

    (a) Except as provided in the second sentence of this paragraph 7(a), enrollment in the Plan shall be implemented by consecutive three-month Enrollment Periods with a new Enrollment Period commencing on the first trading day on or after the first day of each January, April, July, and October during the term of the Plan, or on such other date as the Committee shall determine, and continuing thereafter to the end of such period, subject to termination in accordance with paragraph 17 hereof. The first Enrollment Period hereunder shall commence on January 1, 2000, and shall end on March 31, 2000. The Committee shall have the power to change the duration of Enrollment Periods (including the commencement dates thereof) with respect to future offerings. Payroll deductions made on behalf of each participating employee during an Enrollment Period shall, except as otherwise provided in paragraphs 6 or 12 hereof, be used to purchase Shares under the Plan only on the applicable Share Purchase Date following the end of the Enrollment Period, as provided in paragraph 7(b).

    (b) The fifth business day following the end of each Enrollment Period prior to the termination of the Plan (or such other trading date as the Committee shall determine) shall constitute the purchase dates (the "Share Purchase Dates") on which each employee for whom a Payroll Deduction Account has been maintained shall purchase that number of Shares determined under paragraph 8(a). Notwithstanding the foregoing, the Company shall not permit the exercise of any right or option to purchase Shares:

        (i) by an employee who, as of the first day of an Enrollment Period, would own shares possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or any subsidiary; or

        (ii) which would permit an employee's rights to purchase shares under this Plan, or under any other qualified employee stock purchase plan maintained by the Company or any subsidiary, to accrue during any calendar year at a rate in excess of $25,000 of the fair market value (as defined in paragraph 8(b) below) of such shares, determined at the time such rights are granted for each calendar year in which the right is outstanding at any time.

For the purposes of this paragraph 7(b), the provisions of Section 424(d) of the Code shall apply in determining the stock ownership of an employee. Payroll deductions that are limited by paragraph 7(b)(ii) shall re-commence at the rate provided in such participant's payroll deduction authorization at the beginning of the first Enrollment Period that is scheduled to end in the following calendar year, unless the participant changes the amount of his payroll deduction authorization pursuant to paragraph 4, withdraws from the Plan as provided in paragraph 6 or is terminated from participating in the Plan as provided in paragraph 7(c) or 12.

    (c) During a paid leave of absence approved by the Company that meets the requirements of Treasury Regulation Section 1.421-7(h)(2), a participant's elected payroll deductions shall continue. A participant may not contribute to the Plan during an unpaid leave of absence or during any period in which the participant is receiving long-term disability pay. If a participant takes an unpaid leave of absence that is approved by the Company (and that meets the requirements of Treasury Regulation Section 1.421-7(h)(2)), or if the participant is receiving long-term disability pay, then such participant's payroll deductions for such Enrollment Period that were made prior to such leave or period of disability may remain in the Plan and be used to purchase Shares on the Share Purchase Date relating to such Enrollment Period. If a participant takes a leave of absence that is not approved by the Company, or upon any approved leave of absence or period of disability extending for a period of 180 days (i.e., long term disability), the participant shall be considered to have withdrawn from the Plan pursuant to the provisions of paragraph 6 hereof.

    8.  PURCHASE OF SHARES.

    (a) Subject to the limitations set forth in paragraph 7, each employee participating in an offering shall have the right to purchase as many whole and fractional Shares as may be purchased with the amounts credited to his or her Payroll Deduction Account as of the last day of the Enrollment Period immediately preceding the applicable Share Purchase Date (the "Cutoff Date").

    (b) The "Purchase Price" for Shares purchased under the Plan shall be equal to 85% of the "fair market value" of the Company's Common Stock on the first day of the Enrollment Period or on the last day of the Enrollment Period, whichever amount is lower. For all purposes under the Plan, the fair market value of a share of the Company's Common Stock on a particular date shall be equal to the average of the highest and lowest reported sales prices on the New York Stock Exchange, Inc. on that date as reported by The Wall Street Journal in the New York Stock Exchange Composite Transactions (or, if no Shares have been traded on that date, on the next regular business date on which Shares are so traded).

    (c) On each Share Purchase Date, the amount credited to each participating employee's Payroll Deduction Account as of the immediately preceding Cutoff Date shall be applied to purchase as many whole and fractional Shares as may be purchased with such amount at the Purchase Price determined under paragraph 8(b). Any amounts remaining in an employee's Payroll Deduction Account in excess of the amount that may properly be applied to the purchase of Shares shall remain in such account to purchase Shares as of the next following Share Purchase Date, unless the Plan is subsequently terminated or the employee otherwise ceases to participate in the Plan, in which event such excess shall be refunded to the employee as soon as practicable, without interest thereon.

    9. BROKERAGE ACCOUNTS OR PLAN SHARE ACCOUNTS. By enrolling in the Plan, each participating employee shall be deemed to have authorized the establishment of a brokerage account on his or her behalf at a securities brokerage firm selected by the Committee. Alternatively, the Committee may provide for Plan share accounts for each participating employee to be established by the Company or by an outside entity selected by the Committee (a "custodian") which is not a brokerage firm. Shares purchased by an employee pursuant to the Plan shall be held in the employee's brokerage or Plan share account ("Plan Share Account") in his or her name.

    10. RIGHTS AS STOCKHOLDER. An employee shall have no rights as a stockholder with respect to Shares under this Plan until payment for such Shares has been completed at the close of business on the relevant Share Purchase Date, and upon such payment the employee shall have all rights (voting and otherwise) with respect to such Shares. With respect to any Shares held in an employee's Plan Share Account, the Company or the custodian, as the case may be, shall, in accordance with procedures adopted by the Company or the custodian, facilitate the employee's voting rights attributable thereto. All dividends attributable to any Shares held in an employee's Plan Share Account shall, in accordance with separate procedures to be adopted by the Company or the custodian and subject to any rights of withdrawal specified above, be held and will be used for the purchase of Shares on any Share Purchase Date at the applicable Purchase Price hereunder.

    11.  CERTIFICATES; TRANSFER RESTRICTIONS.

    (a) Certificates for Shares purchased under the Plan will not be issued automatically. However, certificates for whole and fractional Shares purchased under the Plan shall be issued as soon as practicable following an employee's written request. The Company may make a reasonable charge for the issuance of such certificates. Such certificates will only be issued in the employee's name and not in any street name or in any other fashion. The Committee may cause Shares issued under the Plan to bear such legends or other appropriate restrictions, and the Committee may take such other actions, as it deems appropriate in order to reflect the transfer restrictions set forth in paragraph 11(b) and to assure compliance with applicable laws.

    (b) Shares purchased under the Plan may be sold at any time at the discretion of the employee purchasing such shares. However, except as hereinafter provided, in the event that any Shares purchased by a participating employee in connection with any Enrollment Period under the Plan are sold, assigned, exchanged, or otherwise transferred, encumbered or disposed of by the employee less than six (6) months following the applicable Share Purchase Date with respect to such Shares (or such other period as the Committee may from time to time specify with respect to a particular Enrollment Period) (a "disqualifying disposition"), such employee shall immediately cease to be eligible to participate in the Plan, and such employee may not again be eligible to participate in the Plan until the LATER OF (i) the third succeeding Enrollment Period following the date of such disqualifying disposition, or (ii) the Enrollment Period beginning January 1st of the calendar year following the date of such disqualifying disposition. Amounts credited to the Payroll Deduction Account of any employee who becomes an ineligible participant under this paragraph 11(b) shall be paid to him or her, without interest thereon, as soon as practicable after receipt by the Company of notice of such disqualifying disposition. Notwithstanding the above, a transfer, exchange or conversion of Shares pursuant to a merger, consolidation or other plan of reorganization of the Company will not result in a disqualifying disposition, but the stock, securities or other property (other than cash) received upon any such transfer, exchange or conversion shall also become subject to the same transfer restrictions applicable to the original Shares, and shall be held in the employee's brokerage account or Plan Share Account, pursuant to the provisions hereof.

    12.  TERMINATION OF EMPLOYMENT.

    (a) Payroll deductions on behalf of a participating employee shall be discontinued, and the employee shall be considered to have immediately withdrawn from the Plan, upon the first to occur of (i) a termination of a participating employee's employment with the Company or a qualified subsidiary for any reason whatsoever (including but not limited to a transfer to a non-qualified subsidiary), (ii) the employee otherwise ceasing to be eligible to participate in the Plan within the meaning of paragraph 3 hereof, or (iii) the occurrence of any circumstances described in the last sentence of paragraph 7(c) hereinabove. Upon any withdrawal from the Plan pursuant to this paragraph 12, any amounts then credited to the employee's Payroll Deduction Account shall be returned to him in cash, without interest thereon, as soon as practicable following such withdrawal and shall not be used to purchase Shares.

    (b) If a participating employee's participation in the Plan is terminated under paragraph 12(a), any Shares purchased under the Plan that are held by the Company, or by custodian or other authorized brokerage firm under paragraph 9 hereof, shall, within a reasonable period following such termination of participation, be issued to such employee subject to the procedures and limitations set forth in paragraph 11(a).

    13. RIGHTS NOT TRANSFERABLE. Rights granted under this Plan are not transferable by a participating employee other than by will or the laws of descent and distribution, and are exercisable during an employee's lifetime only by the employee.

    14. EMPLOYMENT RIGHTS. Neither participation in the Plan, nor the exercise of any right or option granted under the Plan, shall be made a condition of employment, or of continued employment with the Company or any subsidiary.

    15. APPLICATION OF FUNDS. All funds received by the Company for Shares sold by the Company on any Share Purchase Date pursuant to this Plan may be used for any corporate purpose. No interest shall be paid or credited to any participant.

    16. SECURITIES LAWS. Sales of Shares under the Plan are subject to, and shall be accomplished only in accordance with, the requirements of all applicable securities and other laws. The Company shall not be obligated to issue any Shares under the Plan at any time when the offer, issuance or sale of Shares covered by any right hereunder has not been registered under the Securities Act of 1933, as amended, or does not comply with such other state, federal or foreign laws, rules or regulations, or the requirements of any stock exchange upon which the Shares may then be listed, as the Company or the Committee deems applicable and, in the opinion of legal counsel for the Company, there is no exemption from the requirements of such laws, rules, regulations or requirements available for the offer, issuance and sale of such shares. Further, all Shares acquired pursuant to the Plan shall be subject to the Company's policies concerning compliance with securities laws and regulations, as such policies may be amended from time to time. The terms and conditions of rights to purchase shares granted hereunder to, and the purchase of Shares by, persons subject to Section 16 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), shall comply with any applicable provisions of Rule 16b-3. As to such persons, this Plan shall be deemed to contain, and such rights shall contain, and the Shares issued upon exercise thereof shall be subject to, such additional conditions and restrictions as may be required from time to time by Rule 16b-3 to qualify for the maximum exemption from Section 16 of the Exchange Act with respect to Plan transactions.

    17. AMENDMENTS AND TERMINATION. The Board of Directors may amend the Plan at any time, provided that no such amendment shall be effective unless, not later than 12 months after the date of the adoption of such amendment, it is approved by the affirmative vote of the Company's stockholders holding shares of Common Stock entitled to a majority of the votes represented by all outstanding shares of Common Stock entitled to vote but only to the extent such stockholder approval is required for the Plan to continue to comply with the requirements of Securities and Exchange Commission Regulation Section 240.16b-3 and Section 423 of the Code. The Board of Directors may suspend the Plan or discontinue the Plan at any time. Upon termination of the Plan, all payroll deductions shall cease and all amounts then credited to participating employees' Payroll Deduction Accounts shall be refunded, without interest thereon.

    18. APPLICABLE LAWS. The Company's obligation to offer, issue, sell or deliver Shares under the Plan is at all times subject to all approvals of and compliance with any governmental authorities (whether domestic or foreign) required in connection with the authorization, offer, issuance, sale or delivery of Shares, as well as all federal, state, local and foreign laws. Without limiting the scope of the preceding sentence, and notwithstanding any other provision in the Plan to the contrary, the Company shall not be obligated to offer, issue, sell or deliver Shares under the Plan to any employee who is a citizen or resident of a jurisdiction the laws of which, for reasons of its public policy, prohibit the Company from taking any such action with respect to such employee.

    19. EXPENSES. Except to the extent provided in paragraph 11, all expenses of administering the Plan, including expenses incurred in connection with the purchase of Shares for sale to participating employees, shall be borne by the Company and its qualified subsidiaries.

    20.  COMMITTEE RULES FOR LOCAL JURISDICTIONS.

    (a) The Committee may adopt rules or procedures relating to the operation and administration of this Plan to accommodate the specific requirements of local laws and procedures if participation in this Plan is extended to employees of qualified subsidiaries located outside of the United States. Without limiting the generality of the foregoing, the Committee is specifically authorized to adopt rules and procedures regarding handling of payroll deductions, conversion of local currency, payroll tax withholding procedures and handling of stock certificates which vary with local law requirements.

    (b) If participation in this Plan is extended to employees of qualified subsidiaries located outside of the United States, the Committee may also adopt sub-plans applicable to particular subsidiaries or locations, which sub-plans may be designed to be outside the scope of Section 423 of the Code. The rules of such sub-plans may take precedence over other provisions of this Plan, with the exception of the first sentence of paragraph 1, but unless otherwise superseded by the terms of any such sub-plan, the provisions of this Plan shall govern the operation of any such sub-plan.

    21. NO ENLARGEMENT OF EMPLOYEE RIGHTS. Nothing contained in this Plan shall be deemed to give any employee the right to be retained in the employ of the Company or of any subsidiary or to interfere with the right of the Company or subsidiary, subject to any written employment contract to the contrary, to discharge any employee at any time.

    22. GOVERNING LAW. This Plan shall be governed by and construed in accordance with New York law, except for its conflicts of laws principles to the extent they might lead to the application of the laws of another jurisdiction.

    23. TERM OF THE PLAN. The Plan shall be effective upon the later of (i) the date of its approval by the stockholders of the Company, or (ii) January 1, 2000. Except with respect to rights then outstanding, if not sooner terminated under the provisions of paragraph 17, the Plan shall terminate upon, and no further payroll deductions shall be made and no further rights to purchase shares shall be granted after, December 31, 2009.

P
R
O
X
Y


          PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
      THE COMPANY OF ANNUAL MEETING OF STOCKHOLDERS, OCTOBER 20, 1999

The undersigned appoints Claudine B. Malone, C. Ray Holman, and Brian M. Rushton, or any of them, with full power of substitution, proxies to vote the shares which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of Mallinckrodt Inc. to be held on October 20, 1999, at the Company's offices located at 675 McDonnell Blvd., Hazelwood, Missouri, at 10:00 a.m. local time, and any adjournments thereof, hereby revoking any proxy heretofore given.

                                 ---------------

Election of Three Directors, Nominees: (1) Raymond F. Bentele, (2) Ronald G. Evens, and (3) Peter B. Hamilton for terms expiring in 2002.

YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICES BY MARKING THE APPROPRIATE BOXES, SEE REVERSE SIDE, BUT YOU NEED NOT MARK ANY BOXES IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS. THE PROXY COMMITTEE CANNOT VOTE YOUR SHARES UNLESS YOU SIGN AND RETURN THIS CARD.

                                                             SEE REVERSE
                                                                SIDE

-------------------------------------------------------------------------------
   FOLD AND DETACH HERE, IF YOU ARE RETURNING YOUR VOTED PROXY CARD BY MAIL


                             Mallinckrodt Inc.
                             Annual Meeting of Stockholders
                             October 20, 1999
                             10:00 a.m.
                             675 McDonnell Blvd.
                             Hazelwood, Missouri

/x/ Please mark your                                           2599
    Votes as in this
    example.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2, 3 AND 4. AS TO ALL OTHER MATTERS ARISING AT THE MEETING, THIS PROXY WILL BE VOTED IN THE DISCRETION OF THE NAMED PROXIES, ALL IN ACCORDANCE WITH THE NOTICE AND PROXY STATEMENT FOR THE MEETING, RECEIPT OF WHICH IS ACKNOWLEDGED.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1, 2, 3 AND 4.

                    FOR        WITHHELD as to ALL Nominees
1. Election of
   Directors        / /                   / /
For, except vote withheld from the following nominee(s):

--------------------------------------------------------


                                                           FOR  AGAINST  ABSTAIN
2. Appointment of independent                              / /   / /      / /
    auditors

3. Amendment of Equity Incentive
   Plan to increase number of                              / /   / /     / /
   shares reserved for issuance

4. Approval of Employee Stock                             / /  / /     / /
   Purchase Plan

5. In the discretion of the proxies, upon such other business as may properly come before the meeting.

PLEASE CHECK THIS BOX TO REQUEST A TICKET TO THE ANNUAL              / /
MEETING.

SIGNATURE(S)____________________DATE_______, 1999
NOTE: Please date and sign exactly as name appears hereon. If shares are held jointly or by two or more persons, each stockholder named should sign. Executors, administrators, trustees, etc. should so indicate when signing. If the signer is a corporation, please sign full corporate name by duly authorized officer. If a partnership, please sign in partnership name by authorized person.
-------------------------------------------------------------------------------
                       FOLD AND DETACH PROXY CARD HERE


Dear Stockholders:

     Mallinckrodt encourages you to take advantage of two new and convenient ways by which you can vote your shares. You can vote your shares electronically by telephone or via the Internet, which eliminates the need to return the proxy card.

     VOTE BY TELEPHONE: To vote your shares by telephone, use a touch-tone telephone and call the following toll-free number: 1-877-PRX-VOTE, 24 hours a day, 7 days a week. Insert the Control Number printed in the box above, just below the perforation. Follow the simple recorded instructions.

     VOTE BY INTERNET: To vote via the Internet, go to web site www.eproxyvote.com/mkg. Insert the Control Number printed in the box above, just below the perforation and then follow the simple instructions. Please be aware that if you vote over the Internet, you may incur costs such as telecommunication and Internet access charges for which you will be responsible.

     The Internet and telephone voting facilities will be available until midnight on October 19, 1999, the day before the Annual Meeting.

                            YOUR VOTE IS IMPORTANT
                             THANK YOU FOR VOTING.

DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING BY TELEPHONE OR THE INTERNET